                                                                   EXHIBIT 10.15

                                                                  Conformed Copy
- -------------------------------------------------------------------------------






                                   $32,000,000

                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF OCTOBER 13, 1995

                                  BY AND AMONG

                              THE GRADALL COMPANY,

                                  AS BORROWER,

                            GRADALL INDUSTRIES, INC.

                                       AND

                           GRADALL INVESTMENT COMPANY,

                            AS CORPORATE GUARANTORS,

                                       AND

                             HELLER FINANCIAL, INC.,

                             AS AGENT AND AS LENDER






- -------------------------------------------------------------------------------


                                TABLE OF CONTENTS

                                                                                                               PAGE

     SECTION 1.   DEFINITION......................................................................................2
         1.1      CERTAIN DEFINED TERMS...........................................................................2
         1.2      ACCOUNTING TERMS...............................................................................16
         1.3      OTHER DEFINITIONAL PROVISIONS..................................................................17

     SECTION 2.   LOANS AND COLLATERAL...........................................................................17
         2.1      LOANS..........................................................................................17
         2.2      INTEREST.......................................................................................24
         2.3      FEES...........................................................................................28
         2.4      PAYMENTS AND PREPAYMENTS.......................................................................29
         2.5      TERM OF THIS AGREEMENT.........................................................................30
         2.6      STATEMENTS.....................................................................................31
         2.7      GRANT OF SECURITY INTEREST.....................................................................31
         2.8      CAPITAL ADEQUACY AND OTHER ADJUSTMENTS.........................................................31
         2.9      TAXES..........................................................................................32
         2.10     REQUIRED TERMINATION AND PREPAYMENT............................................................34
         2.11     OPTIONAL PREPAYMENT/REPLACEMENT OF AGENT OR LENDERS IN RESPECT OF INCREASED
                  COSTS..........................................................................................34
         2.12     COMPENSATION...................................................................................34
         2.13     BOOKING OF LIBOR RATE LOANS....................................................................35
         2.14     ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOANS.............................................35

     SECTION 3.   CONDITIONS TO LOAN.............................................................................35
         3.1      CONDITIONS TO LOANS............................................................................35

     SECTION 4.   BORROWER'S REPRESENTATIONS AND WARRANTIES......................................................37
         4.1      ORGANIZATION, POWERS, CAPITALIZATION...........................................................37
         4.2      AUTHORIZATION OF BORROWING, NO CONFLICT........................................................38
         4.3      FINANCIAL CONDITION............................................................................38
         4.4      INDEBTEDNESS AND LIABILITIES...................................................................38
         4.5      ACCOUNT WARRANTIES.............................................................................38
         4.6      NAMES..........................................................................................39
         4.7      LOCATIONS; FEIN................................................................................39
         4.8      TITLE TO PROPERTIES; LIENS.....................................................................39
         4.9      LITIGATION; ADVERSE FACTS......................................................................39

         4.10     PAYMENT OF TAXES...............................................................................39
         4.11     PERFORMANCE OF AGREEMENTS......................................................................40




         4.12     EMPLOYEE BENEFIT PLANS.........................................................................40
         4.13     INTELLECTUAL PROPERTY..........................................................................40
         4.14     BROKER'S FEES..................................................................................40
         4.15     ENVIRONMENTAL COMPLIANCE.......................................................................40
         4.16     SOLVENCY.......................................................................................40
         4.17     DISCLOSURE.....................................................................................41
         4.18     INSURANCE......................................................................................41
         4.19     COMPLIANCE WITH LAWS...........................................................................41
         4.20     BANK ACCOUNTS..................................................................................41
         4.21     SUBSIDIARIES...................................................................................41
         4.22     EMPLOYEE MATTERS...............................................................................41
         4.23     GOVERNMENTAL REGULATION........................................................................42
         4.24     RECAPITALIZATION DOCUMENTS.....................................................................42

     SECTION 5.   AFFIRMATIVE COVENANTS..........................................................................42
         5.1      FINANCIAL STATEMENTS AND OTHER REPORTS.........................................................42
         [Omitted]...............................................................................................43
         5.2      ACCESS TO ACCOUNTANTS..........................................................................46
         5.3      INSPECTION.....................................................................................46
         5.4      COLLATERAL RECORDS.............................................................................47
         5.5      ACCOUNT COVENANTS; VERIFICATION................................................................47
         5.6      COLLECTION OF ACCOUNTS AND PAYMENTS............................................................47
         5.7      ENDORSEMENT....................................................................................48
         5.8      CORPORATE EXISTENCE............................................................................48
         5.9      PAYMENT OF TAXES...............................................................................48
         5.10     MAINTENANCE OF PROPERTIES; INSURANCE...........................................................48
         5.11     COMPLIANCE WITH LAWS...........................................................................49
         5.12     FURTHER ASSURANCES.............................................................................49
         5.13     COLLATERAL LOCATIONS...........................................................................49
         5.14     BAILEES........................................................................................49
         5.15     MORTGAGES; TITLE INSURANCE; SURVEYS............................................................49
         5.16     USE OF PROCEEDS AND MARGIN SECURITY............................................................51
         5.17     PURCHASE OF CAPITAL ASSETS.....................................................................51
         5.18     INVENTORY REPORTING............................................................................51
         5.19     ENVIRONMENTAL PROGRAM..........................................................................51
         5.20     POST-CLOSING MATTERS...........................................................................51

     SECTION 6.   FINANCIAL COVENANTS............................................................................52
         6.1      OMITTED. ......................................................................................52
         6.2      OMITTED........................................................................................52
         6.3      MINIMUM EBITDA.................................................................................52
         6.4      OMITTED........................................................................................52
         6.5      CAPITAL EXPENDITURE LIMITS.....................................................................52



         6.6      FIXED CHARGE COVERAGE..........................................................................53
         6.7      INTEREST COVERAGE..............................................................................54
         6.8      ALTERNATIVE COVENANT COMPLIANCE................................................................54

     SECTION 7.   NEGATIVE COVENANTS.............................................................................55
         7.1      INDEBTEDNESS AND LIABILITIES...................................................................55
         7.2      GUARANTIES.....................................................................................55
         7.3      TRANSFERS, LIENS AND RELATED MATTERS...........................................................56
         7.4      INVESTMENTS AND LOANS..........................................................................56
         7.5      RESTRICTED JUNIOR PAYMENTS.....................................................................57
         7.6      RESTRICTION ON FUNDAMENTAL CHANGES.............................................................57
         7.7      CHANGES RELATING TO SUBORDINATED DEBT..........................................................57
         7.8      TRANSACTIONS WITH AFFILIATES...................................................................57
         7.9      ENVIRONMENTAL LIABILITIES......................................................................58
         7.10     CONDUCT OF BUSINESS............................................................................58
         7.11     COMPLIANCE WITH ERISA..........................................................................58
         7.12     TAX CONSOLIDATIONS.............................................................................58
         7.13     SUBSIDIARIES...................................................................................59
         7.14     FISCAL YEAR....................................................................................59
         7.15     PRESS RELEASE; PUBLIC OFFERING MATERIALS.......................................................59
         7.16     BANK ACCOUNTS..................................................................................59

     SECTION 8.   DEFAULT, RIGHTS AND REMEDIES...................................................................59
         8.1      EVENT OF DEFAULT...............................................................................59
         8.2      SUSPENSION OF COMMITMENTS......................................................................61
         8.3      ACCELERATION...................................................................................62
         8.4      REMEDIES.......................................................................................62
         8.5      APPOINTMENT OF ATTORNEY-IN-FACT................................................................63
         8.6      LIMITATION ON DUTY OF AGENT WITH RESPECT TO COLLATERAL.........................................63
         8.7      APPLICATION OF PROCEEDS........................................................................63
         8.8      LICENSE OF INTELLECTUAL PROPERTY...............................................................64
         8.9      WAIVERS, NON-EXCLUSIVE REMEDIES................................................................64

     SECTION 9.   ASSIGNMENT AND PARTICIPATION...................................................................64
         9.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS........................................................64
         9.2      AGENT..........................................................................................65
         9.3      CONSENTS.......................................................................................70
         9.4      SET OFF AND SHARING OF PAYMENTS................................................................70
         9.5      DISBURSEMENT OF FUNDS..........................................................................70
         9.6      SETTLEMENTS, PAYMENTS AND INFORMATION..........................................................71
         9.7      DISSEMINATION OF INFORMATION...................................................................72
         9.8      DISCRETIONARY ADVANCES.........................................................................73




     SECTION 10.  MISCELLANEOUS................................................................................. 73
         10.1     EXPENSES AND ATTORNEYS' FEES...................................................................73
         10.2     INDEMNITY......................................................................................73
         10.3     AMENDMENTS AND WAIVERS.........................................................................74
         10.4     NOTICES........................................................................................75
         10.5     SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS..................................................76
         10.6     INDULGENCE NOT WAIVER..........................................................................77
         10.7     MARSHALING; PAYMENTS SET ASIDE.................................................................77
         10.8     ENTIRE AGREEMENT...............................................................................77
         10.9     INDEPENDENCE OF COVENANTS......................................................................77
         10.10    SEVERABILITY...................................................................................77
         10.11    LENDERS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS............................77
         10.12    HEADINGS.......................................................................................78
         10.13    APPLICABLE LAW. ...............................................................................78
         10.14    SUCCESSORS AND ASSIGNS.........................................................................78
         10.15    NO FIDUCIARY RELATIONSHIP; LIMITATION OF LIABILITIES...........................................78
         10.16    CONSENT TO JURISDICTION........................................................................78
         10.17    WAIVER OF JURY TRIAL...........................................................................79
         10.18    CONSTRUCTION...................................................................................79
         10.19    COUNTERPARTS; EFFECTIVENESS....................................................................79
         10.20    NO DUTY........................................................................................79
         10.21    CONFIDENTIALITY................................................................................79




SCHEDULES AND EXHIBITS
- ----------------------

Exhibit 1                  Stock ownership
Exhibit 2                  Assignment of Contract as Collateral Security
Exhibit 3                  Consent to assignment of contract
Exhibit 4                  Borrowing Base Certificate
Exhibit 5                  Closing Certificate
Exhibit 6                  Compliance Certificate
Exhibit 7                  Corporate Guaranty of each of GII, GIC and each of Borrower's
                           Subsidiaries
Exhibit 8                  Inventory Report
Exhibit 9                  Lender Addition Agreement
Exhibit 10                 Security Agreement and Mortgage - Trademarks, Patents and Copyrights,
                           together with corresponding assignments
Exhibit 11                 Reconciliation Report
Exhibit 12                 Revolving Notes
Exhibit 13                 Subordination Agreement
Exhibit 14                 Term Notes
Exhibit 15                 Notice of Borrowing
Schedule 1.1(A)            Mortgaged Property
Schedule 1.1(B)            Liens (Permitted Encumbrances)
Schedule 1.1(C)            Pro Forma
Schedule 3.1(A)            Closing Deliveries
Schedule 4.1(B)            Authorized Capital Stock of Loan Parties
Schedule 4.6               Names of Borrower
Schedule 4.7               Locations of Collateral
Schedule 4.12              Post-Retirement Benefits
Schedule 4.13              Intellectual Property
Schedule 4.20              Bank account information
Schedule 4.21              Subsidiaries
Schedule 4.22              Employment Matters
Schedule 5.16              Outstanding Indebtedness to be Refinanced at Closing
Schedule 5.17              New Philadelphia, Ohio Property Description
Schedule 5.20(a)           Foreign Patents and Trademarks
Schedule 5.20(b)           Certain Liens
Schedule 7.1(f)            Existing Indebtedness
Schedule 7.2               Existing Guaranties
Schedule 7.4               Existing Investments
Schedule 7.8               Transactions with Affiliates


                           LOAN AND SECURITY AGREEMENT

                  This LOAN AND SECURITY AGREEMENT is dated as of October 13, 1995 and entered into among THE GRADALL COMPANY, an Ohio corporation ("Borrower"), with its principal place of business at 406 Mill Avenue S.W., New Philadelphia, Ohio 44663, GRADALL INDUSTRIES, INC., a Delaware corporation (formerly known as ICM Industries, Inc.) ("GII"), with its principal place of business at 406 Mill Avenue S.W., New Philadelphia, Ohio 44663, GRADALL INVESTMENT COMPANY, an Ohio corporation ("GIC") (formerly known as ICM Investment Company) ("GIC"), with its principal place of business at 406 Mill Avenue S.W., New Philadelphia, Ohio 44663,the financial institutions listed on the signature pages hereof and their respective successors and assigns (each individually a "Lender" and collectively "Lenders") and HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), with offices at 500 West Monroe, Chicago, Illinois 60661 for itself as a Lender and as Agent. All capitalized terms used herein are defined in Section 1 of this Agreement.

                  WHEREAS, GII is the owner of 100% of the issued and outstanding shares of capital stock of GIC, and GIC is the owner of 100% of the issued and outstanding shares of capital stock of the Borrower;

                  WHEREAS, GII, MLGA Fund II, L.P., a Delaware limited partnership ("Investor"), David T. Shelby ("Shelby") and Jack D. Rutherford ("Rutherford") are parties to a recapitalization agreement, dated as of September 15, 1995 (as amended, modified or supplemented from time to time in accordance with its terms and the terms hereof, the "Recapitalization Agreement");

                  WHEREAS, pursuant to the Recapitalization Agreement, among other things, GII will repurchase and cancel certain of the shares of common stock owned by Shelby and Rutherford and GII will issue to Investor newly issued shares of common stock of GII, as a result of which Investor will own and control 825 shares of common stock of GII, with the remaining shares of common stock of GII being owned as set forth on Exhibit 1 hereto;

                  WHEREAS, in order to finance a portion of the amount payable by GII under the terms of the Recapitalization Agreement, the Borrower shall declare and pay a dividend to GIC with the proceeds of borrowings made on the Closing Date hereunder and with the proceeds of the issuance of the Subordinated Debt and GIC will declare and pay to GII a dividend with the proceeds of such dividend;

                  WHEREAS, Borrower desires that Lenders extend a credit facility to provide a term loan and revolving credit loans on the Closing Date to provide a portion of the funds required to fund such dividend, to provide, on and after the Closing Date, revolving credit loans and letters of credit for working capital needs and for other general corporate purposes; and

                  WHEREAS, Borrower desires to secure its obligations under the Loan Documents by granting to Agent, for benefit of Lenders, a security interest in and lien upon certain of Borrower's property; and

                  WHEREAS, GIC and GII are each willing to guaranty all of the obligations of Borrower to Agent and Lenders under the Loan Documents and to grant to Agent, for benefit of Lenders, a security interest in certain property of GIC and GII.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Agent and Lenders agree as follows:

SECTION 1.        DEFINITION.

                  1.1      CERTAIN DEFINED TERMS.    Certain Defined Terms.
The following terms used in this Agreement shall have the following meanings:

         "Accounts" means, all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Borrower arising or resulting from the sale of goods or the rendering of services.

         "Additional Mortgaged Property" has the meaning assigned to that term in subsection 5.15.

         "Affiliate" means any Person (other than Agent or Lender): (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" means Heller in its capacity as agent for the Lenders under the Loan Documents and any successor in such capacity appointed pursuant to subsection 9.1.

          "Agent's Account" means ABA No. 0710-0001-3, Account No. 55-35158 at First National Bank of Chicago, One First National Plaza, Chicago, IL 60670,
Reference: Heller Business Credit for the benefit of The Gradall Company.

          "Agent's Depository Account" has the meaning assigned to that term in subsection 5.6.

         "Agreement" means this Loan and Security Agreement as it may be amended, supplemented or otherwise modified from time to time.

         "Alternative Covenant Compliance Certificate" shall mean a certificate, in a form acceptable to the Agent, of the chief financial officer of the Borrower stating that (i) the Borrower has, in good faith and using assumptions deemed reasonable by such officer, projected that, for the fiscal quarter beginning on the day following the Quarterly Test Date in respect of which such certificate is delivered, the average daily amount by which (A) the lesser of the Borrowing Base or the Revolving Loan Commitment shall exceed (B) the sum of
(x) the outstanding principal balance of the Revolving Loan plus (y) the Letter of Credit Reserve, is more than $2,000,000 and (ii) that the Borrower has complied with clauses (b), (c), (d) and (e) of subsection 6.8 as to such Quarterly Test Date and, as to such clause (c), shall have attached a Compliance Certificate demonstrating compliance with the applicable covenants set forth in such clause (c).

         "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of Borrower or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

         "Assignment of Contract" means (i) the Assignment of Contract as Collateral Security pursuant to which Borrower, GIC and GII assign to the Agent for the benefit of the Lenders all right, title and interest under the Recapitalization Documents, substantially in the form of Exhibit 2 hereto, and
(ii) the consent to such assignment by Shelby and Rutherford, substantially in the form of Exhibit 3 hereto.

         "Bank Letters of Credit" means letters of credit issued by a bank for the account of Borrower and supported by a Risk Participation Agreement.

         "Bank One Letter Agreement" means the letter agreement, dated October 11, 1995, among Bank One, Columbus, N.A., the Agent and the Borrower regarding the pay-off of indebtedness owing to Bank One, Columbus, N.A. and related matters.

         "Base Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank, N.A. or Chemical Bank (or their respective successors) (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

         "Base Rate Loan" means at any time that portion of the Loans bearing interest at rates determined by reference to the Base Rate at such time.

         "Base Rate Revolving Loan" means at any time that portion of the Revolving Loan bearing interest at rates determined by reference to the Base Rate at such time.

         "Base Rate Term Loan" means at any time that portion of the Term Loan bearing interest at rates determined by reference to the Base Rate at such time.

          "Blocked Accounts" has the meaning assigned to that term in subsection 5.6.

          "Borrower" has the meaning assigned to that term in the preamble to this Agreement.

          "Borrowing Base" has the meaning assigned to that term in subsection 2.1(B).

         "Borrowing Base Certificate" means a certificate and assignment schedule duly executed by an officer of Borrower appropriately completed and in substantially the form of Exhibit 4 hereto.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois, Pennsylvania, Ohio or New York or for the purposes of LIBOR Rate Loans only, London, England or is a day on which banking institutions located in any such state or city are closed.

         "Capital Expenditures" means all amounts (including deposits) expended or capitalized for or with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise (excluding amounts expended under or with respect to Capital Leases, but including cash down payments for assets acquired under Capital Leases).

         "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

         "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

         "Change of Control" means that any of the following shall have occurred:

                  (a) GII shall cease to own and control, beneficially and of record, 100% of the issued and outstanding shares of capital stock of GIC (except as a result of a Permitted Merger);

                  (b) GIC shall cease to own and control, beneficially and of record, 100% of the issued and outstanding shares of capital stock of the Company (except as a result of a Permitted Merger);

                  (c) Investor shall cease to own and control at least 66 2/3% (or, on or after an offering of stock of GII registered under the Securities Act of 1933, as amended, 40%) of the fully diluted voting power represented by capital stock and other securities of GII, or shall cease to have the power to appoint a majority of the Board of Directors of GII or shall cease to have the power to direct or cause the direction of the management and policies of GII; or

                  (d) any person or group (within the meaning of sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended) other than Investor shall acquire a greater percentage of the fully diluted voting power represented by capital stock and other securities of GII than that owned and controlled by Investor.

         "Closing Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of Exhibit 5 hereto.

         "Closing Date" means the date and time that the Term Loan is advanced.

         "Collateral" has the meaning assigned to that term in subsection 2.7.

         "Collecting Banks" has the meaning assigned to that term in subsection 5.6.

         "Commitment" or "Commitments" means the commitment or commitments of Lenders to make Loans as set forth in subsections 2.1(A) and 2.1(B) and to provide Lender Letters of Credit as set forth in subsection 2.1(G).

         "Compliance Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of Exhibit 6 hereto.

         "Corporate Guarantor" means each Person who executes and delivers a Corporate Guaranty.

         "Corporate Guaranty" means each continuing Guaranty by GIC, GII and each of Borrower's Subsidiaries (other than FSC), in the form of Exhibit 7, as amended, restated, supplemented or modified from time to time.

         "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Default Rate" has the meaning assigned to that term in subsection 2.2.

         "EBITDA" means, for any period, without duplication, the total of the following for Parent Group on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; PLUS, to the extent included in the calculation of net income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) Interest Expenses, net of interest income, paid or accrued; (c) interest paid in kind; (d) amortization and depreciation and (e) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); LESS, to the extent included in the calculation of net income, (3) the sum of (a) the income of any Person (other than wholly-owned Subsidiaries of GII) in which GII or a wholly owned Subsidiary of GII has an ownership interest unless such income is received by GII or such wholly-owned Subsidiary in a cash distribution; (b) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses.

         "Eligible Accounts" has the meaning assigned to that term in subsection 2.1(C).

         "Eligible Inventory" has the meaning assigned to that term in subsection 2.1(C).

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

         "Environmental Claims" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials or arising under Environmental Laws.

         "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

         "Equipment" means all "equipment" (as defined in the UCC), including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "ERISA Affiliate", as applied to any Loan Party, means any Person who together with any Loan Party is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

         "Event of Default" means each of the events set forth in subsection
8.1.

         "Excess Cash Flow" means, for any period, the greater of (A) zero (0); or (B) without duplication, the total of the following for Parent Group on a consolidated basis, each calculated for such period: (1) EBITDA; PLUS (2) tax refunds actually received in respect of periods after the Closing Date; LESS (3) Capital Expenditures (to the extent actually made in cash and/or due to be made in cash within such period but in no event more than the amount permitted by subsection 6.5 hereof); LESS (4) income and franchise taxes paid or accrued excluding any provision for deferred taxes included in the determination of net income; LESS (5) decreases in deferred income taxes resulting from payments of deferred taxes accrued in prior periods; LESS (6) Interest Expenses paid or accrued; LESS (7) scheduled amortization of Indebtedness actually paid and/or due to be paid within such period not prohibited under subsection 7.5; LESS (8) voluntary prepayments of the Term Loan made during such period; LESS (9) voluntary prepayments of the Revolving Loan made during such period as a result of or in order to effect any permanent reduction of the Revolving Loan Commitment.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three Federal funds brokers of recognized standing selected by Agent.

         "Fiscal Year" means each twelve month period ending on the last day of December in each year.

          "Fixed Charge Coverage" means, for any period, Operating Cash Flow divided by Fixed Charges.

         "Fixed Charges" means, for any period, and each calculated for such period (without duplication), (a) Interest Expenses paid or accrued by Parent Group; PLUS (b) scheduled payments of principal with respect to all Indebtedness of Parent Group plus any prepayment of principal of the Loans under subsection 2.4(B)(4); PLUS (c) any provision for (to the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes; PLUS (d) Restricted Junior Payments made in cash to the extent permitted under subsection 7.5(b); plus (e) payment of deferred taxes accrued in any prior period.

          "FSC" means The Gradall Company FSC, Inc., a United States Virgin Islands corporation.

         "Funding Date" means the date of each funding of a Loan or issuance of a Lender Letter of Credit.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "Indebtedness", as applied to any Person, means without duplication:
(a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness of the type described in clauses (a) through (d) of this definition secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

          "Interest Coverage" means, for any period, Operating Cash Flow DIVIDED BY Interest Expenses.

         "Interest Expenses" means, without duplication, for any period, the following, for Parent Group each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization or write off of fees and costs with respect to the transactions contemplated hereunder on the Closing Date which have been capitalized as transaction costs; (ii) the amortization or write off of other fees and costs paid prior to the Closing Date in respect of transactions consummated prior to the Closing Date, which fees and expenses had previously been capitalized, and
(iii) interest paid in kind).

          "Interest Period" has the meaning assigned to that term in subsection 2.2(B).

          "Interest Rate" has the meaning assigned to that term in subsection 2.2(A).

         "Inventory" means all "inventory" (as defined in the UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business and goods which are returned or repossessed.

         "Inventory Report" means a report duly executed by an officer of Borrower appropriately completed and in substantially the form of Exhibit 8.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "Lender" or "Lenders" has the meaning assigned to that term in the preamble to this Agreement.

         "Lender Addition Agreement" means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Commitments and other interests under this Agreement and the other Loan Documents substantially in the form of
Exhibit 9.

         "Lender Letter of Credit" has the meaning assigned to that term in subsection 2.1(G).

         "Letter of Credit Liability" means, all reimbursement and other liabilities of Borrower with respect to each Lender Letter of Credit, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by the issuing bank to the extent not reimbursed; and (c) to the extent due and payable, all unpaid interest, fees and expenses in connection with such Lender Letter of Credit or such liabilities.

         "Letter of Credit Reserve" means, at any time, an amount equal to (a) the aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at such time PLUS (without duplication) (b) the aggregate amount theretofore paid by Agent or any Lender under Lender Letters of Credit and not debited to the Loan Account pursuant to subsection 2.1(G)(2) or otherwise reimbursed by Borrower.

         "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

          "LIBOR Rate" means, for each Interest Period, a rate of interest equal to:

         (a) the rate of interest determined by Agent at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBOR Page as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided, that if at least two such offered rates appear on the Reuters Screen LIBOR Page in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided, further that if Reuters ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Agent at which deposits in Dollars are offered for the relevant Interest Period by Bankers Trust Company, The Chase Manhattan Bank, N.A. and Chemical Bank (or their respective successors) to prime banks in the London interbank market as of 11:00 A.M. (London time) on the applicable interest rate determination date, divided by

         (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System:

(such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%).

         "LIBOR Rate Loan" means at any time that portion of the Loans bearing interest at rates determined by reference to the LIBOR Rate.

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan" or "Loans" means an advance or advances under the Term Loan Commitment or the Revolving Loan Commitment.

         "Loan Documents" means (i) this Agreement, the Revolving Notes, the Term Notes, the Corporate Guaranty, the Pledge Agreement, the Mortgages, the Assignment of Contract, the Patent and Trademark Assignments, the Subordination Agreement and (ii) all other instruments, documents and agreements executed by or on behalf of Borrower or any Corporate Guarantor and delivered concurrently herewith or at any time hereafter to or for Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

         "Loan Party" means and includes each of Borrower and each Corporate Guarantor.

         "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of any Loan Party on an individual basis or taken as a whole or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce or collect any of the Obligations.

         "Maximum Revolving Loan Amount" has the meaning assigned to that term in subsection 2.1(B).

         "Mortgage" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Loan Party to Agent, on behalf of Lenders, with respect to Mortgaged Property or Additional Mortgaged Property, all in form and substance satisfactory to Agent.

         "Mortgaged Property" means the real property owned by Borrower as described on Schedule 1.1(A).

         "Note Guarantee" means each guarantee, now existing or hereafter created, made by GII or any Subsidiary thereof (other than FSC and other than any Permitted Joint Venture) of the Senior Subordinated Notes.

         "Notes" means the Revolving Notes and the Term Notes.

         "Notice of Borrowing" has the meaning assigned to that term in subsection 2.1(D).

         "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or to any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness (whether incurred before or after the Termination Date), accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.

         "Operating Cash Flow" means, for any period, (a) EBITDA, LESS (b) Capital Expenditures.

         "Original Term" has the meaning assigned to that term in subsection
2.5.

         "Parent Group" means GII and its Subsidiaries on a consolidated basis.

         "Patent and Trademark Assignments" means the Security Agreement and Mortgage - Trademarks and Patents and Copyrights, together with the corresponding assignments, substantially in the form of Exhibit 10 hereto.

         "Payment Default" means a default in the payment of any Obligation which constitutes, or which, after the lapse of time, would constitute, an Event of Default of the type described in clause (A) of subsection 8.1.

         "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable or which are
(i) being contested in good faith by appropriate proceedings and in respect of which any reserves required by GAAP shall have been established, (ii) as to which any Lien in respect thereof does not have priority over any Lien in favor of the Agent, whether for existing or after acquired Collateral and whether for existing or future extensions of credit and (iii) as to which there is no material risk of forfeiture of the property subject to such Lien; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, servitudes, covenants, conditions, restrictions, minor imperfections of title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries;
(e) Liens for purchase money obligations and under Capital Leases, provided, that (i) the purchase or Capital Lease of the asset subject to any such Lien is permitted under subsection 6.5, (ii) the Indebtedness secured by any such Lien is permitted under subsection 7.1, and (iii) such Lien encumbers only the asset so purchased; (f) Liens in favor of Agent, on behalf of Lenders, (g) Liens in respect of judgements, writs, warrants or similar process not constituting an Event of Default under subsection 8.1(J); and (h) Liens set forth on Schedule 1.1(B), and, until the date fifteen (15) Business Days following the Closing Date, the Liens set forth on Schedule 5.20(b) hereto..

         "Permitted Joint Venture" shall mean a joint venture (i) in which Borrower has incurred and will incur, whether contractually or as a matter of law, voluntarily or involuntarily, no Liabilities in excess (together with all other investments under subsection 7.4(d) and Liabilities of Borrower arising therefrom) of the maximum amount of investment permitted under subsection 7.4(d), (ii) which is not a "Subsidiary" (as such term is defined in the Securities Purchase Agreements), and (iii) which conducts and will conduct no activities, other than business of the type conducted by Borrower as of the Closing Date.

         "Permitted Merger" means each of (i) the merger of GIC with and into GII with GII being the surviving entity, so long as (w) no Change of Control occurs, (x) the merger shall not effect any change in the capital structure or outstanding securities or liabilities of GII (other than the assumption by GII of all liabilities of GIC), (y) immediately after such merger GII shall own 100% of all issued and outstanding shares of capital stock of Borrower subject only to the Lien under the Pledge Agreement in favor of the Agent and (z) the Agent shall have received such opinions, confirmations and other agreements and instruments as the Agent shall have requested in connection with such merger; and (ii) the merger of FSC with and into the Borrower with the Borrower being the surviving entity.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Pledge Agreement" means the stock pledge agreement to be executed and delivered by GIC and GII, in favor of Agent, on behalf of Lenders, in form and substance satisfactory to Agent.

         "Pro Forma" means the pro forma unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries annexed hereto as
Schedule 1.1(C).

         "Pro Rata Share" means (a) with respect to matters relating to a particular Commitment of a Lender, the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and (b) with respect to all other matters, the percentage obtained by dividing (i) the sum of (x) the Revolving Loan Commitment of a Lender, plus (y) prior to the Closing Date the Term Loan Commitment, or on or after the Closing Date the outstanding principal amount of Term Loan, held by such Lender, by (ii) the sum of (x) the Revolving Loan Commitments of the Lenders plus (y) prior to the Closing Date the Term Loan Commitments of the Lenders or on or after the Closing Date the outstanding principal amount of the Term Loans, in either case as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1; provided, however, if all Commitments are terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of such Lender's outstanding Loans by (y) the aggregate amount of all outstanding Loans.

         "Projections" means Parent Group's forecasted consolidated and consolidating: (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary (excluding for this purpose FSC) basis and otherwise consistent with the historical financial statements of The Gradall Company, together with appropriate supporting details and a statement of underlying assumptions.

         "Quarterly Test Date" shall mean the last day of any fiscal quarter which ends on or after March 31, 1997.

         "Recapitalization Agreement" has the meaning set forth in the preamble to this Agreement.

         "Recapitalization Documents" has the meaning set forth in subsection 3.1(J).

         "Reconciliation Report" means a report duly executed by the chief executive officer or chief financial officer or controller of Borrower appropriately completed and in substantially the form of Exhibit 11.

         "Renewal Term" has the meaning assigned to that term in subsection 2.5.

         "Requisite Lenders" means Lenders holding or being responsible for sixty-six and two-thirds percent (66.66%) or more of the sum of (a) outstanding Loans (b) outstanding Letter of Credit Liability and (c) unutilized Commitments.

         "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower now or hereafter outstanding, except a stock dividend; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or any shares of any class of stock of Borrower now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower now or hereafter outstanding; and (d) any payment by Borrower of any management fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

         "Revolving Loan" means all advances made by Lenders pursuant to subsection 2.1(B) and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

         "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make its Pro Rata share of the Revolving Loan and to purchase participations in Lender Letters of Credit pursuant to subsection 2.1(G) as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Loan and to purchase participations in Lender Letters of Credit pursuant to subsection 2.1(G).

         "Revolving Note" means each promissory note of Borrower in substantially the form of Exhibit 12, issued pursuant to subsection 2.1(E).

         "Risk Participation Agreement" has the meaning assigned to that term in subsection 2.1(G).

         "Scheduled Installment" has the meaning assigned to that term in subsection 2.1(A).

         "Securities Purchase Agreements" means and includes each Securities Purchase Agreement each dated as of the date hereof among GII, the Borrower and the purchaser party thereto.

         "Senior Subordinated Notes" means each of the 12.5% senior subordinated notes now or hereafter issued pursuant to the Securities Purchase Agreements for an aggregate principal amount not exceeding $10,000,000 (plus amounts under replacements for lost, stolen or mutilated notes).

         "Settlement Date" has the meanings assigned to that term in subsection 9.6(A)(2).

         "Stockholders' Agreement" means the Shareholders Agreement, dated as of the date hereof, among GII, Investor, Rutherford, Shelby, and the "Managers" and "Institutional Investors" named therein.

         "Subordinated Debt" means (i) the Indebtedness of Borrower under the Senior Subordinated Notes, (ii) the Indebtedness of Borrower arising after October 1, 2000 in respect of the "put" rights under section 10 of the Securities Purchase Agreement and under any promissory notes issued after October 1, 2000 in connection therewith and (iii) all Liabilities of Borrower in respect of expenses, indemnification, fees and costs under the Subordinated Debt Documents.

         "Subordinated Debt Documents" means and includes each Securities Purchase Agreement, all Senior Subordinated Notes, the Note Guarantees, the Stockholders' Agreement, the Warrants and all agreements, documents, and instruments executed in connection with any of the foregoing.

         "Subordination Agreement" means that certain Subordination Agreement to be executed by each purchaser party to a Securities Purchase Agreement, Borrower, GII and the Agent, substantially in the form of Exhibit 13 hereto.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof. A Permitted Joint Venture in which no investment in excess of the amount permitted under subsection 7.4(d) has been invested shall not constitute a "Subsidiary" under this Agreement.

         "Term Loan" means the advance made pursuant to subsection 2.1(A).

         "Term Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make a portion of the Term Loan in the amount set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan.

         "Term Note" or "Term Notes" means each promissory note of Borrower in substantially the form of Exhibit 14, issued pursuant to subsection 2.1(E).

         "Termination Date" has the meaning assigned to that term in subsection 2.5.

         "Total Loan Commitment" means the aggregate commitments of any Lender with respect to the Revolving Loan Commitment and the Term Loan Commitment.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois as amended from time to time, and any successor statute.

         "Warrants" means each of the warrants issued or to be issued pursuant to the Securities Purchase Agreements for the purchase of not more in the aggregate than 7.5% of the common stock of GII (calculated on a fully-diluted basis).

                  1.2 ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrower and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrower and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower;
(b) changes in accounting principles recommended by Borrower's certified public accountants; and (c) changes in carrying value of Borrower's (or any of its Subsidiaries') assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the transactions contemplated by the Recapitalization Documents or (ii) any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

               1.3 OTHER DEFINITIONAL PROVISIONS. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2.        LOANS AND COLLATERAL.

                  2.1      LOANS.

                  (A) TERM LOAN. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender, severally, agrees to lend to Borrower, on the Closing Date, its Pro Rata Share of the Term Loan which is in the amount of $10,000,000. The Term Loan shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A)(1) and repaid may not be reborrowed. Borrower shall make principal payments in the amounts of the applicable Scheduled Installments (or such lesser principal amount as shall then be outstanding) on the dates and in the amounts set forth below.

                  "Scheduled Installment" means, for each date set forth below, the amount set forth opposite such date.

            DATE                                       SCHEDULED INSTALLMENT
            ----                                       ---------------------
         June 30, 1996 and each                                 $450,000
         September 30, December 31, March 31
         and June 30 thereafter to and
         including June 30, 2000

         September 30, 2000                                   $2,350,000

                  (B) REVOLVING LOAN. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender, severally, agrees to lend to Borrower from time to time its Pro Rata Share of the Revolving Loan. The aggregate amount of all Revolving Loan Commitments shall not exceed at any time $22,000,000. Amounts borrowed under this subsection 2.1(B) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or

(ii) the Termination Date. Except as otherwise provided herein, no Lender shall have any obligation to make advances under this subsection 2.1(B) to the extent any requested advance would cause the balance of the Revolving Loan then outstanding (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

                  (1) "Maximum Revolving Loan Amount" means, as of any date of determination, the lesser of (a) the Revolving Loan Commitment minus the Letter of Credit Reserve and (b) the Borrowing Base minus the Letter of Credit Reserve.

                  (2) "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) eighty five percent (85%) of Eligible Accounts PLUS (b) the lesser of (i) (x) prior to January 1, 1998, $12,000,000 and (y) from and after January 1, 1998, $13,250,000, and (ii) the sum of eighty percent (80%) of Eligible Inventory consisting of finished goods, fifty seven percent (57%) of Eligible Inventory consisting of purchased materials, and twenty-one percent (21%) of Eligible Inventory consisting of manufactured materials less
(iii) in each case such reserves as Agent in its reasonable discretion elects to establish. Without limitation on the right of the Agent to establish any and all reserves which the Agent has the right under the foregoing sentence to establish, the Agent may establish at any time such reserves in respect of actual or potential liabilities relating to environmental matters as the Agent may in its discretion elect, whether or not the report referred to in subsection
5.19 has been delivered and whether or not the recommendations therein have been implemented.

                  (C)      ELIGIBLE.

                  "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts that Agent, in its reasonable judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Agent, the following Accounts are not Eligible Accounts:

                            (1) Accounts which, at the date of issuance of the
respective invoice therefor, were payable more than sixty (60) days after the date of issuance of such invoice;

                            (2) Accounts which remain unpaid for more than sixty
(60) days after the due date specified in the original invoice or for more than ninety (90) days after invoice date if no due date was specified;

                            (3) Accounts which are otherwise eligible with
respect to which the account debtor is owed a credit by Borrower, but only to the extent of such credit;

                            (4) Accounts due from a customer whose principal
place of business is located outside the United States of America unless such Account is backed by a letter of credit, in form and substance acceptable to Agent and issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof, that is acceptable to Agent; provided, that a copy of such letter of credit has been delivered to Agent as additional collateral (Borrower hereby agreeing to deliver the original of any such letter of credit to Agent as Collateral promptly upon request of Agent);

                            (5) Accounts due from a customer which Agent has
notified Borrower does not have a satisfactory credit standing (after taking into account any credit enhancement);

                            (6) Accounts in excess of an aggregate face amount
of $200,000 with respect to which the customer is the United States of America or any state or any municipality, or any department, agency or instrumentality thereof unless Borrower has, with respect to such Accounts, complied with the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any applicable statute or municipal ordinance of similar purpose and effect;

                            (7) Accounts with respect to which the customer is
an Affiliate of Borrower or a director, officer, agent, stockholder or employee of Borrower or any of its Affiliates; provided, that the Agent may consider as eligible Accounts owing from entities controlled by Rutherford or Shelby which arise pursuant to transactions permitted under subsection 7.8;

                            (8) Accounts due from a customer if more than
twenty-five percent (25%) of the aggregate amount of Accounts of such customer have at the time remained unpaid for more than sixty (60) days after due date or ninety (90) days after the invoice date if no due date was specified;

                            (9) Accounts with respect to which there is any
unresolved dispute with the respective customer (but only to the extent of such dispute);

                            (10) Accounts evidenced by an "instrument" or
"chattel paper" (as defined in the UCC) not in the possession of Agent, on behalf of Lenders;

                            (11) Accounts with respect to which Agent, on behalf
of Lenders, does not have a valid, first priority and fully perfected security interest;

                            (12) Accounts subject to any Lien except those in
favor of Agent, on behalf of Lenders and Permitted Encumbrances of the type described in clause (a) of the definition herein of Permitted Encumbrance;

                            (13) Accounts with respect to which the customer is
the subject of any bankruptcy or other insolvency proceeding;

                            (14) Accounts due from a customer to the extent that
such Accounts exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all Accounts at said date; provided, that during the period beginning on January 1 and ending on June 30 of each calendar year, Accounts due from Hertz Corporation shall not be ineligible under this clause (14) except to the extent such Accounts exceed in the aggregate an amount equal to thirty percent (30%) of all Accounts at said date;

                            (15) Accounts with respect to which the customer's
obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered or shipped (as required by the applicable contract) (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

                            (16) Accounts with respect to which the customer is
located in Indiana, New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

                            (17) Accounts with respect to which the customer is
a creditor of Borrower, provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by Borrower to such Person.

                  "Eligible Inventory" means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory owned by and in the possession of Borrower and located in the United States of America that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Agent, the following is not Eligible
Inventory: (a) finished goods which do not meet the specifications of a purchase order for such goods and are not standard products of the Borrower and its Subsidiaries; (b) Inventory which Agent determines, is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (c) Inventory with respect to which Agent, on behalf of Lenders, does not have a valid, first priority and fully perfected security interest; (d) Inventory with respect to which there exists any Lien in favor of any Person other than Agent, on behalf of Lenders and other than any Permitted Encumbrance of the type described in clause (a) of the definition herein of Permitted Encumbrance; (e) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i); and (f) Inventory located at any location other than (x) Borrower's principal location or (y) a location not owned by Borrower as to which a waiver, in form and substance satisfactory to Agent, has been executed and delivered by the owner of such premises.

                  (D) BORROWING MECHANICS. (1) LIBOR Rate Loans made on any Funding Date shall be in an aggregate minimum amount of $250,000 and integral multiples of $50,000 in excess of such amount. (2) On any day when Borrower desires to borrow under this subsection 2.1, Borrower shall give Agent telephonic notice of the proposed borrowing by 11:00 a.m. Central time on the Funding Date of a Base Rate Loan and two (2) Business Days in advance of the Funding Date of a LIBOR Rate Loan, which notice (a "Notice of Borrowing") must also specify the proposed Funding

Date (which shall be a Business Day), whether such Loans shall consist of Base Rate Loans or LIBOR Rate Loans and for LIBOR Rate Loans the Interest Period applicable thereto. Any such telephonic notice shall be confirmed in writing (in substantially the form of Exhibit 15 hereto) on the same day. Neither Agent nor any Lender shall incur any liability to Borrower for acting upon any telephonic notice Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1(D). Neither Agent nor any Lender will make any advance pursuant to any telephonic notice unless Agent has also received the most recent Borrowing Base Certificate and all other documents required under subsection 5.1(F) by 11:00 a.m. Central time. Each such advance made to Borrower under the Revolving Loan shall be deposited by wire transfer in immediately available funds in such account as Borrower may from time to time designate to Agent in writing. Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest and fees shall be deemed irrevocably to be a request by Borrower for a Base Rate Revolving Loan on the due date of, and in the amount required to pay, such principal, accrued interest and fees, and the proceeds of each such Revolving Loan if made by Agent or any Lender shall be disbursed by Agent or such Lender by way of direct payment of the relevant obligation.

                  (E) NOTES. Borrower shall execute and deliver to each Lender
(i) a Term Note to evidence such Lender's portion of the Term Loan, such Term Note to be in the principal amount of the Term Loan Commitment of such Lender and with other appropriate insertions and (ii) a Revolving Note to evidence such Lender's portion of the Revolving Loan, such Revolving Note to be in the principal amount of the Revolving Loan Commitment of such Lender and with other appropriate insertions. In the event of an assignment under subsection 9.1, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the new Commitments of the assigning Lender and its assignee (or, in the case of Term Notes, the outstanding principal amount of the assigning Lender's and its assignee's portions of the Term Loan).

                  (F) EVIDENCE OF REVOLVING LOAN OBLIGATIONS. The advances constituting the Revolving Loan shall be evidenced by this Agreement, the Revolving Notes, and notations made from time to time by Agent in its books and records, including computer records. Agent shall record in its books and records, including computer records, the principal amount of the Revolving Loans owing to each Lender from time to time. Agent's books and records shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Agent to make any such notation or record shall not affect the obligations of Borrower to Lenders with respect to the Revolving Loans.

                  (G) LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, the Revolving Loan Commitments may, in addition to advances under the Revolving Loan, be utilized, upon the request of Borrower, for (i) the issuance of letters of credit by Agent; or with Agent's consent any Lender, or (ii) the issuance by Agent of risk participations (a "Risk Participation Agreement") to the banks to induce such banks to issue Bank Letters of Credit (each of (i) and (ii), a "Lender Letter of Credit").

Each Lender shall be deemed to have purchased a participation in each Lender Letter of Credit issued for the account of Borrower (which Lender Letter of Credit may be issued in connection with a purchase by or obligation of a Subsidiary) in an amount equal to its Pro Rata Share thereof. In no event shall any Lender Letter of Credit be issued to the extent that the issuance of such Lender Letter of Credit would cause the sum of the Letter of Credit Reserve (after giving effect to such issuance) plus the outstanding principal balance of the Revolving Loan to exceed the lesser of (x) the Borrowing Base and (y) the Revolving Loan Commitment.

                            (1) MAXIMUM AMOUNT. The aggregate amount of Letter
of Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $1,500,000.

                            (2) REIMBURSEMENT. Borrower shall be irrevocably and
unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent or the issuer for any amounts paid with respect to a Lender Letter of Credit including all fees, costs and expenses paid to any bank that issues Bank Letters of Credit. Borrower hereby authorizes and directs Agent, at Agent's option, to debit Borrower's account (by increasing the principal balance of the Revolving Loan) in the amount of any payment made with respect to any Lender Letter of Credit. All amounts paid with respect to any Lender Letter of Credit that are not immediately repaid by Borrower with the proceeds of a Revolving Loan or otherwise shall bear interest at the Default Rate applicable to Revolving Loans. In the event that Borrower shall fail to reimburse Agent on the date of any payment under a Lender Letter of Credit in an amount equal to the amount of such payment, Agent shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender, on the next Business Day, shall deliver to Agent an amount equal to its respective participation in same day funds. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. In the event any Lender fails to make available to Agent the amount of such Lender's participation in such Lender Letter of Credit, Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

                            (3) CONDITIONS OF ISSUANCE. In addition to all other
terms and conditions set forth in this Agreement, the issuance of any Lender Letter of Credit shall be subject to the conditions precedent that the letter of credit which Borrower requests be in such form, be for such amount, contain such terms and support purchases of inventory in the ordinary course of business and such other transactions as are reasonably satisfactory to Agent. The expiration date of each Lender Letter of Credit shall be on a date which is at least thirty
(30) days prior to the Termination Date.

                            (4) REQUEST FOR LETTERS OF CREDIT. Borrower shall
give Agent at least five (5) Business Days prior notice specifying the date a Lender Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the letter of credit being requested.

                  (H) OTHER LETTER OF CREDIT PROVISIONS.

                  (1) OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse Agent or any Lender for payments made under any Lender Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

                            (a) any lack of validity or enforceability of any
Lender Letter of Credit or any other agreement;

                            (b) the existence of any claim, set-off, defense or
other right which Borrower, any of its Affiliates, Agent or any Lender, on the one hand, may at any time have against any beneficiary or transferee of any Lender Letter of Credit or Bank Letter of Credit (or any Persons for whom any such transferee may be acting), Agent, any Lender or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary of the letter of credit);

                            (c) any draft, demand, certificate or any other
document presented under any Lender Letter of Credit or Bank Letter of Credit which is forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                            (d) payment under any Lender Letter of Credit
against presentation of a demand, draft or certificate or other document which does not comply with the terms of such letter of credit; provided, that, in the case of any payment by Lender under any Lender Letter of Credit, Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit;

                            (e) any other circumstance or happening whatsoever,
which is similar to any of the foregoing; or

                            (f) the fact that a Default or an Event of Default
shall have occurred and be continuing.

                  (2) NATURE OF ISSUER'S DUTIES. As between Agent and Lenders, on the one hand, and Borrower, on the other hand, Borrower assumes all risks of the acts and omissions of, or misuse of any Lender Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, neither Agent nor any Lender shall be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Lender Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Lender Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided, that, in the case of any payment by Agent or any Lender under any Lender Letter of Credit, Agent or Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Lender Letter of Credit ;
(g) for the credit of the proceeds of any drawing under any Lender Letter of Credit; and (h) for any consequences arising from causes beyond the control of Agent or any Lender as the case may be. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder.

                            (3) LIABILITY. In furtherance and extension of and
not in limitation of, the specific provisions herein above set forth, any action taken or omitted by Agent or any Lender under or in connection with any Lender Letter of Credit, if taken or omitted in good faith, shall not put Agent or any Lender under any resulting liability to Borrower.

                  2.2      INTEREST.

                            (A) RATE OF INTEREST. The Loans and all other
Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to (i) in the case of Base Rate Loans and Obligations not constituting Loans, the Base Rate plus (a) three quarters of one percent (3/4%) with respect to the Revolving Loan, and (b) one percent (1%) with respect to the Term Loan and Obligations not constituting Loans, and (ii) in the case of LIBOR Rate Loans, the LIBOR Rate plus (a) two and three quarters percent (2-3/4%) with respect to the Revolving Loan, and (b) three percent (3%) with respect to the Term Loan (the "Interest Rate"). The applicable basis for determining the rate of interest shall be selected by Borrower initially at the time a Notice of Borrowing is given pursuant to subsection 2.1(D). The basis for determining the interest rate with respect to any Loan or a portion of any Loan may be changed from time to time pursuant to subsection 2.2(E). If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate.

                  After the occurrence and during the continuance of an Event of Default (i) the Loans and all other Obligations shall, at the option of Requisite Lenders, bear interest at a rate per annum equal to two percent (2%) plus the applicable Interest Rate (the "Default Rate"), (ii) each LIBOR Rate Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and (iii) no Loans may be converted to LIBOR Rate Loans.

                  (B) INTEREST PERIODS. In connection with each LIBOR Rate Loan, Borrower shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three or six month period; provided, that:

                            (1) the initial Interest Period for any Loan shall
commence on the Funding Date of such Loan;

                            (2) in the case of successive Interest Periods, each
successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

                            (3) if an Interest Period expiration date is not a
Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period expiration date is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

                            (4) any Interest Period that begins on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5), below, end on the last Business Day of a calendar month;

                            (5) no Interest Period shall extend beyond the
Termination Date; and

                            (6) there shall be no more than five (5) Interest
Periods relating to LIBOR
Rate Loans outstanding at any time.

                  (C) COMPUTATION AND PAYMENT OF INTEREST. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, shall be included and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on Base Rate Loans and all other Obligations other than LIBOR Rate Loans shall be payable to Agent for benefit of Lenders monthly in arrears on the first day of each month, on the date of any prepayment of Loans and at maturity, whether by acceleration or otherwise. Interest on LIBOR Rate Loans shall be payable to Agent for benefit of Lenders on the last day of the applicable Interest Period for such Loan, on the date of any prepayment of the Loans, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Rate Loan having an Interest Period longer than three (3) months, interest accrued on such Loan shall also be payable on the last day of each three (3) month interval during such Interest Period.

                  (D) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any Loan Party shall have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

                  (E) CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.2(B) Borrower shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $250,000 and integral multiples of $50,000 in excess of that amount from Base Rate Loans to LIBOR Rate Loans or (2) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to
(a) continue all or any portion of such Loan equal to $250,000 and integral multiplies of $50,000 in excess of that amount as a LIBOR Rate Loan or (b) convert all or any portion of such Loan to a Base Rate Loan. The succeeding Interest Period(s) of such continued or converted Loan commence on the last day of the Interest Period of the Loan to be continued or converted; provided, that no outstanding Loan may be continued as, or be converted into, a LIBOR Rate Loan, when any Event of Default or Payment Default has occurred and is continuing.

                  Borrower shall deliver a notice of conversion/continuation to Agent no later than 11:00 A.M. (Central time) at least two (2) Business Days in advance of the proposed conversion/ continuation date ("Notice of Conversion/Continuation"). A Notice of Conversion/Continuation shall certify:
(1) the proposed conversion/continuation date (which shall be a Business Day);
(2) the amount of the Loan to be converted/continued; (3) the nature of the proposed conversion/continuation; (4) in the case of conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period; and (5) that no Event of Default or Payment Default has occurred and is continuing or would result from the proposed conversion/continuation.

                  In lieu of delivering the Notice of Conversion/Continuation, Borrower may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(E); provided, that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

                  Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2(E) and upon conversion/continuation by Lenders in accordance with this Agreement pursuant to any telephonic notice, Borrower shall have effected such conversion or continuation, as the case may be, hereunder.

                   2.3      FEES.

                            (A) UNUSED LINE FEE. Borrower shall pay to Agent,
for the benefit of Lenders, a fee in an amount equal to the Revolving Loan Commitment less the sum of the average daily balance of the Revolving Loan plus the average daily face amount of the Letter of Credit Reserve during the preceding month multiplied by 1/2 percent per annum, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the first calendar month following the Closing Date and the first day of each month thereafter.

                            (B) LETTER OF CREDIT FEES. Borrower shall pay to
Agent for the account of Lenders, a fee with respect to the Lender Letters of Credit in the amount of the average daily amount of Letter of Credit Liability outstanding during such month multiplied by one percent (1%) per annum. Such fees will be calculated on the basis of a 360 day year for the actual number of days elapsed and will be payable monthly in arrears on the first day of each month. Borrower shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent or any Lender to the issuer of the Bank Letters of Credit.

                            (C) PREPAYMENT FEES. If Borrower voluntarily prepays
in full the Obligations (other than voluntary prepayments of the Revolving Loan which do not terminate the Revolving Loan Commitment), Borrower at the time of prepayment shall pay to Agent, for the benefit of Lenders, as compensation for the costs of being prepared to make funds available to Borrower under this Agreement, and not as a penalty, an amount equal to $320,000 upon a prepayment during the first Loan Year, and $160,000 upon a prepayment during the second Loan Year.

                            (D) COLLATERAL MONITORING FEE. On the Closing Date
and on first day of each calendar month thereafter, the Borrower shall pay to Agent, for its own account, a nonrefundable collateral monitoring fee of $2,667.

                            (E) AUDIT FEES. Borrower agrees to pay to Agent for
its own account an audit fee for each inspection equal to $600 per day, together with reasonable out of pocket expenses.

                            (F) OTHER FEES AND EXPENSES. Borrower shall pay to
Agent, for its own account, all charges for returned items and all other bank charges incurred by Agent, as well as Agent's standard wire transfer charges for each wire transfer made under this Agreement.

                            (G) OTHER FEES. Borrower shall pay to Agent for its
own account the fees set forth in the letter dated the date hereof between Borrower and Agent.

                  2.4       PAYMENTS AND PREPAYMENTS.

                            (A) MANNER AND TIME OF PAYMENT. In its sole
discretion, Agent may charge interest and other amounts payable hereunder to the Revolving Loan, all as set forth on Agent's books and records. If Agent elects to bill Borrower for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrower with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Agent hereunder shall, unless otherwise directed by Agent, be made to Agent's Account or in accordance with subsection 5.6. Proceeds remitted to Agent's Account other than in accordance with the next sentence shall be credited to the Obligations on the first Business Day following the day such proceeds were received; provided, however, for the purpose of calculating interest on the Obligations, such funds shall be deemed received on the second Business Day after such proceeds were received. Proceeds remitted to Agent's Account by wire transfer shall be credited to the Obligations on the Business Day received; provided, however, for the purpose of calculating interest on the Obligations such funds shall be deemed received the first Business Day thereafter.

                           (B)  MANDATORY PREPAYMENTS.

                            (1) OVERADVANCE. At any time that the principal
balance of the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrower shall, upon demand by Agent, immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount that is equal to or less than the Maximum Revolving Loan Amount.

                            (2) PROCEEDS OF ASSET DISPOSITIONS. Immediately upon
receipt by Borrower or any of its Subsidiaries of proceeds of any Asset Disposition (in one or a series of related transactions), which proceeds exceed $50,000 (it being understood that if the proceeds exceed $50,000, the entire amount and not just the portion above $50,000 shall be subject to this subsection 2.4(B)(2)), Borrower shall prepay the Obligations in an amount equal to such proceeds. If Borrower reasonably expects the proceeds of any Asset Disposition to be reinvested within 180 days to repair or replace such assets with like assets, Borrower shall deliver the proceeds to Agent to be applied to the Revolving Loan, and Borrower may, so long as no Event of Default or Payment Default shall have occurred and be continuing, reborrow such proceeds only for such repair or replacement. If Borrower fails to reinvest such proceeds within 180 days, Borrower hereby authorizes Lenders to make a Revolving Loan to repay the Term Loan as required hereby and/or if the Term Loan has been repaid, the Revolving Loan Commitment shall be permanently reduced as provided herein. All such prepayments shall first be applied in payment of Scheduled Installments in the inverse order of maturity and, at any time after the Term Loan shall have been repaid in full, such payments shall be applied as a permanent reduction of the Revolving Loan Commitment.

                            (3) PREPAYMENTS FROM EXCESS CASH FLOW. Within one
hundred fifty (150) days after the end of each Fiscal Year beginning with the fiscal year ending on December 31, 1996,

Borrower shall prepay the Obligations in an amount equal to fifty percent (50%) of Excess Cash Flow for such Fiscal Year calculated on the basis of the audited financial statements for such Fiscal Year delivered to Agent and Lenders pursuant to subsection 5.1(c); provided, however, that the amount of prepayment under this paragraph (3) in respect of any Fiscal Year ending on or prior to December 31, 1997 shall not exceed $1,000,000. All such prepayments from Excess Cash Flow shall first be applied in payment of Scheduled Installments of the Term Loan in inverse order of maturity and, at any time after the Term Loan shall have been repaid in full, such payments shall be applied as a permanent reduction of the Revolving Loan Commitment. Concurrently with the making of any such payment, Borrower shall deliver to Agent and Lenders a certificate of Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

                            (4) PREPAYMENTS FROM REDUCED CAPITAL EXPENDITURES.
Within sixty (60) days after the end of Borrower's Fiscal Year ending December 31, 1996, Borrower shall prepay the Obligations in an amount equal to 75% of the difference, if positive, of $4,000,000 minus Borrower's actual Capital Expenditures, such amount to be applied in payment of the Scheduled Installments of the Term Loan in inverse order of maturity.

                  (C) VOLUNTARY PREPAYMENTS AND REPAYMENTS. Borrower may, at any time upon not less than three Business Days' prior notice to Agent, prepay the Term Loan in full at any time, or in part from time to time, in amounts of at least $250,000 or any larger multiple of $50,000, or terminate the Revolving Loan Commitment in full at any time, or reduce the Revolving Loan Commitment from time to time in amounts of $250,000 or any larger multiple of $50,000; provided, however, that (i) the Revolving Loan Commitment may not be terminated by Borrower until the Term Loan is paid in full, (ii) the Revolving Loan Commitment may not be reduced by Borrower to an amount which is less than than the sum of (x) the Letter of Credit Reserve at such time and (y) the outstanding principal balance of the Term Loan at such time, and (iii) upon the giving of notice of any such reduction or termination, the Term Loan or Revolving Loan (in the case of prepayment in full of the Term Loan or termination of the Revolving Loan Commitment), the portion of the Term Loan to be prepaid (in case of partial prepayment of the Term Loan) or the amount by which the Revolving Loan exceeds the Maximum Revolving Loan Amount (in the case of reduction of the Revolving Loan Commitment and after giving effect thereto) shall become due and payable on the date specified in such notice. Upon termination of the Revolving Loan Commitment, Borrower shall cause Agent and each Lender to be released from all liability under any Lender Letters of Credit or, at Agent's option, Borrower will deposit cash collateral with Agent in an amount equal to 105% of the Letter of Credit Reserve that will remain outstanding after prepayment or repayment.

                  (D) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

                   2.5 TERM OF THIS AGREEMENT. This Agreement shall be effective until the fifth anniversary of the Closing Date (the "Original Term") and shall automatically renew from year to year thereafter (each such year a "Renewal Term") unless terminated by (a) Borrower giving to Agent or (b) any Lender giving to Borrower and Agent not less than sixty (60) days prior written notice of its intention to terminate at the end of the Original Term or at the end of any Renewal Term (the "Termination Date"). The Commitments shall (unless earlier terminated) terminate upon the earlier of
(i) the time that the Obligations become immediately due and payable (whether automatically or by declaration) under subsection 8.3 or (ii) the Termination Date. Upon termination in accordance with subsection 8.3 or on the Termination Date, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Agent, on behalf of Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrower's obligation to indemnify Agent and each Lender in accordance with the terms hereof shall continue.

                  2.6 STATEMENTS. Agent shall render a monthly statement of account to Borrower within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless Borrower makes written objection thereto within thirty (30) days from the date such statement is mailed to Borrower. Borrower promises to pay all of its Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

                  2.7 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Borrower hereby grants to Agent, on behalf of Lenders, a continuing security interest, lien and mortgage in and to all right, title and interest of Borrower in the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"): (A) Accounts, and all guaranties and security therefor (including, without limitation, all security interests and security agreements securing same and all financing statements filed in respect of such security interests), and all goods and rights represented thereby or arising therefrom including the right of stoppage in transit, replevin and reclamation;
(B) Inventory; (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments, letters of credit, and certificated and uncertificated securities (each as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment; (H) Mortgaged Property; (I) Intellectual Property; (J) all deposit accounts of Borrower maintained with any bank or financial institution;
(K) all cash and other monies and property of Borrower in the possession or under the control of Agent, any Lender or any participant; (L) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (M) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

                   2.8 CAPITAL ADEQUACY AND OTHER ADJUSTMENTS. In the event Agent or any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Agent or such Lender or any corporation controlling Agent or such Lender with any request or directive issued after the date hereof regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Agent or such Lender or any corporation controlling Agent or such Lender and thereby reducing the rate of return on Agent's or such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (with a copy to Agent) or Agent (together with the certificate referred to in the next sentence) pay to Agent or such Lender additional amounts sufficient to compensate Agent or such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent or any Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. Each Lender shall use reasonable efforts to promptly notify Borrower of the occurrence of an event which such Lender has determined entitles such Lender to payment under this subsection 2.8, provided, that the failure to give such notice promptly by any Lender shall not impair such Lender's right to demand payment under this subsection 2.8 for any period of not more than 180 days prior to the date notice is actually given by such Lender to Borrower.

                  2.9      TAXES.

                           (A) NO DEDUCTIONS. Any and all payments or
reimbursements made hereunder or under the Notes shall be made without setoff or counterclaim and free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: income, franchise and similar taxes based on, or determined by reference to, net income that are imposed on any Lender or Agent by the jurisdiction under the laws of which Agent or such Lender is organized or doing business or any political subdivision thereof and income, franchise and similar taxes based on, or determined by reference to, net income that are imposed on any Lender or Agent by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding such income, franchise and similar taxes based on, or determined by reference to, net income, herein "Tax Liabilities"). If Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

                           (B) CHANGES IN TAX LAWS In the event that,
subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                            (1) does or shall subject Agent or any Lender to any
tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

                            (2) does or shall impose on Agent or any Lender any
other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Agent or such Lender of issuing any Lender Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

                            (C) FOREIGN LENDERS. Each Lender organized under the
laws of a jurisdiction outside the United States (a "Foreign Lender") shall provide to Borrower and Agent, on or prior to the date upon which it shall have become a Lender hereunder, and from time to time thereafter, if requested in writing by the Borrower, (but only so long as Lender remains lawfully able to do so) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption from United States withholding tax with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption.

                            If a Foreign Lender does not provide a Certificate
of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date upon which such Lender became a Lender hereunder), Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

                            2.10 REQUIRED TERMINATION AND PREPAYMENT. If on any
date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Rate Loans has become unlawful or impossible by compliance by Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrower and Agent of that determination. Subject to prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of the LIBOR Rate Loans as contemplated by the subsection 2.11, the obligation of Lender to make or maintain its LIBOR Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection
2.10 is made or, when required by law, earlier, repay or prepay the LIBOR Rate Loans together with all interest accrued thereon or convert the LIBOR Rate Loans to Base Rate Loans.

                  2.11 OPTIONAL PREPAYMENT/REPLACEMENT OF AGENT OR LENDERS IN RESPECT OF INCREASED COSTS. Within fifteen (15) days after receipt by Borrower of written notice and demand from Agent or any Lender (an "Affected Lender") for payment of additional costs or additional amounts as provided in subsection 2.8 or subsection 2.9 or of a determination that such Affected Lender may not make or maintain LIBOR Rate Loans, as provided in subsection 2.10, Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

                  (A) Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender provided, that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

                  (B) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Commitments. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment but excluding the prepayment fee referenced in subsection 2.3(C)) and terminate such Affected Lender's Commitments.

                  2.12 COMPENSATION. Borrower shall compensate Lender, upon written request by Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by Lender in connection with the re-employment of such funds), Lender may sustain: (i) if for any reason (other than a default by Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or Conversion/Continuation; (ii) if any prepayment or conversion to a Base Rate Loan of any of its LIBOR Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any other default by Borrower to repay its LIBOR Rate Loans when required by the terms of this Agreement; provided, that during the period while any such amounts have not been paid, Lender shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

                  2.13 BOOKING OF LIBOR RATE LOANS. Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of Lender.

                  2.14 ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOANS. Calculation of all amounts payable to Lender under subsection 2.12 shall be made as though Lender had actually funded its relevant LIBOR Rate Loan through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Loan and having maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under subsection 2.12.

SECTION 3.        CONDITIONS TO LOAN.

                  3.1 CONDITIONS TO LOANS. The obligations of Agent and each Lender to make Loans and the obligation of Agent or any Lender to issue Lender Letters of Credit on the Closing Date and on each Funding Date are subject to satisfaction of all of the conditions set forth below.

                            (A) CLOSING DELIVERIES. Agent shall have received,
in form and substance satisfactory to Agent and Lenders, all documents, instruments and information identified on Schedule 3.1(A) and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Agent may at any time reasonably request.

                            (B) SECURITY INTERESTS. Agent and Lenders shall have
received satisfactory evidence that all security interests and liens granted to Agent for the benefit of Lenders pursuant to this Agreement or the other Loan Documents have been duly perfected (except to the extent that arrangements satisfactory to the Agent for such perfection have been made) and constitute (or as to security interests and liens as to which such arrangements have been made, will constitute) first priority security interests and liens on the Collateral, subject only to Permitted Encumbrances.

                            (C) CLOSING DATE AVAILABILITY. After giving effect
to the consummation of the transactions contemplated hereunder on the Closing Date and the payment by Borrower of all costs, fees and expenses relating thereto, the Maximum Revolving Loan Amount on the Closing Date shall exceed the principal balance of the Revolving Loans plus the Letter of Credit Reserve by at least $3,000,000 and such excess shall have been created without any deferral by Borrower of its accounts payable not in the ordinary course of business.

                            (D) REPRESENTATIONS AND WARRANTIES. The
representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrower to Agent after the Closing Date and approved by Agent.

                            (E) FEES. With respect to Loans or Lender Letters of
Credit to be made or issued on the Closing Date, Borrower shall have paid the fees payable on the Closing Date referred to in subsection 2.3.

                            (F) NO DEFAULT. No event shall have occurred and be
continuing or would result from the consummation of the requested borrowing or notice requesting issuance of a Lender Letter of Credit that would constitute an Event of Default or a Default.

                            (G) PERFORMANCE OF AGREEMENTS. Each Loan Party shall
have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

                            (H) NO PROHIBITION. No order, judgment or decree of
any court, arbitrator or governmental authority shall purport to enjoin or restrain Agent or any Lender from making any Loans or issuing any Lender Letters of Credit.

                            (I) NO LITIGATION. There shall not be pending or, to
the knowledge of Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party, or any of its Subsidiaries that has not been disclosed by Borrower in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that would reasonably be expected to have a Material Adverse Effect or which involves any of the transactions contemplated under the Recapitalization Documents.

                            (J) RECAPITALIZATION. The Recapitalization Agreement
and all agreements entered into in connection therewith (collectively, the "Recapitalization Documents") shall, on the Closing Date, be in form and substance and contain terms satisfactory to Agent and Lenders. All conditions precedent to the consummation of the transactions contemplated by the Recapitalization Documents shall have been satisfied without any waiver and all transactions which were to have occurred upon the closing under the Recapitalization Agreement shall have occurred. Pursuant to the Recapitalization Documents Investor shall have invested not less than $10,500,000 in cash equity in GII.

                            (K) SUBORDINATED DEBT. On the Closing Date, the
Subordinated Debt shall be on terms and conditions satisfactory to Agent and Lenders and Borrower shall have received gross proceeds of not less than $10,000,000 in cash. The holders of Subordinated Debt shall have entered into a Subordination Agreement, which shall be in form and substance satisfactory to Agent and Lenders.

                            (L) ADDITIONAL DOCUMENTS. The Agent shall have
received a certified copy of the Recapitalization Documents and all documents entered into in connection with the Subordinated Debt.

SECTION 4.        BORROWER'S REPRESENTATIONS AND WARRANTIES.

                  In order to induce Agent and each Lender to enter into this Agreement, and to make Loans and to issue Lender Letters of Credit, Borrower represents and warrants to Agent and each Lender that the following statements are and, on the Closing Date and each other Funding Date, will be true, correct and complete:

                  4.1      ORGANIZATION, POWERS, CAPITALIZATION.

                          (A) ORGANIZATION AND POWERS. Each of the Loan
Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all states where such qualification is required, except where failure to be so qualified could not be reasonably expected to have a Material Adverse Effect. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

                          (B) CAPITALIZATION. The authorized capital stock of
each of the Loan Parties is, as of the Closing Date, as set forth on Schedule 4.1(B). All issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Lenders, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the Closing Date, the capital stock of each of the Loan Parties is owned by the stockholders and in the amounts set forth on Schedule 4.1(B). As of the Closing Date, no shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party, of any shares of capital stock or other securities of any such entity other than pursuant to the Stockholders' Agreement and the Subordinated Debt Documents.

                            4.2 AUTHORIZATION OF BORROWING, NO CONFLICT.
Borrower has the corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents by each Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by each Loan Party do not contravene and will not be in contravention of any applicable law, the corporate charter or bylaws of any Loan Party or any agreement or order by which any Loan Party or any Loan Party's property is bound. This Agreement is and each of the other Loan Docu ments when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                            4.3 FINANCIAL CONDITION. The financial statements
concerning Borrower and its Subsidiaries as of and for the fiscal years ended December 31, 1992, December 31, 1993 and December 31, 1994, and as of and for the nine months ended September 30, 1995, copies of which have been furnished by Borrower and its Subsidiaries to Agent or any Lender pursuant to this Agreement have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein and not including, in the case of such interim financial statements normal year end adjustments) and present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma was prepared by Borrower based on the unaudited balance sheet of Borrower dated September 30, 1995. The Projections delivered and to be delivered have been and will be prepared by Borrower in light of the past operations of the business of Borrower and its Subsidiaries, and, to the extent of the first 12 month period covered by such Projections, such Projections represent and will represent the good faith estimate of Borrower and its senior management concerning the most probable course of its business for such 12 month period as of the date such Projections are prepared and delivered.

                            4.4 INDEBTEDNESS AND LIABILITIES. As of the Closing
Date, neither Borrower nor any of its Subsidiaries has (a) any Indebtedness except as reflected on the Pro Forma or (b) any Liabilities other than as reflected on the Pro Forma or as incurred in the ordinary course of business following the date of the most recent financial statements delivered to Agent and Lenders.

                            4.5 ACCOUNT WARRANTIES. As to each Account reflected
on any Borrowing Base Certificate: at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or shipped as required by the applicable contract or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account against such Account other than any reflected on the Borrowing Base Certificate delivered to the Agent; the Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; no specific agreement exists permitting any deduction or discount (other than the discount stated on the invoice) other than deductions or discounts taken in the ordinary course of business; Borrower is the lawful owner of the Account and has the right to assign the same to Agent, for the benefit of Lenders; the Account is free of all security interests, liens and encumbrances other than those in favor of Agent, on behalf of Lenders, and the Account is due and payable in accordance with its terms.

                  4.6 NAMES. Schedule 4.6 sets forth all names, trade names or fictitious names and business names under which Borrower currently conducts business or has at any time during the past five years conducted business.

                  4.7 LOCATIONS; FEIN. Schedule 4.7 sets forth the location of Borrower's principal place of business, the location of Borrower's books and records, the location of all other offices of Borrower and all Collateral locations, and such locations are Borrower's sole locations for its business and the Collateral. Borrower's federal employer identification number is set forth on the signature page hereof.

                  4.8 TITLE TO PROPERTIES; LIENS. Borrower and each of its Subsidiaries has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of Borrower after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which Borrower or any of its Subsidiaries is lessee or lessor which would have a Material Adverse Effect.

                  4.9 LITIGATION; ADVERSE FACTS. There are no judgments outstanding against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

                  4.10 PAYMENT OF TAXES. All material tax returns and reports of GII and each of its Subsidiaries required to be filed by any of them (either separately or as members of an affiliated group of corporations) have been timely filed (and as of the time of filing, such returns correctly reflected the facts regarding the income, business, assets, operations, activities and status of each of them), and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. As of the Closing Date, none of the United States income tax returns of Borrower or any of its Subsidiaries are under audit. No tax liens have been filed and no claims (except as otherwise permitted by Section 5.9) are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

                  4.11 PERFORMANCE OF AGREEMENTS. None of the Loan Parties and none of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of any such Person that could reasonably be expected to result in a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

                  4.12 EMPLOYEE BENEFIT PLANS. Borrower, each of its Subsidiaries, each ERISA Affiliate and each Employee Benefit Plan is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by Borrower, any Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan. Except as set forth on Schedule 4.12, none of the Employee Benefit Plans which is an employee welfare benefit plan (whether funded or not funded) provides any post-retirement benefits.

                   4.13 INTELLECTUAL PROPERTY. Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and all such Intellectual Property is identified on
Schedule 4.13.

                   4.14 BROKER'S FEES. Other than as provided in the Recapitalization Agreement, no broker's or finder's fee or commission will be payable with respect to any of the transactions contemplated hereby.

                  4.15 ENVIRONMENTAL COMPLIANCE. Each Loan Party has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws other than any noncompliance that could not reasonably be expected to have a Material Adverse Effect. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party other than any claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders that could not reasonably be expected to have a Material Adverse Effect.

                  4.16 SOLVENCY. As of the date of this Agreement and the Closing Date, Borrower: (a) owns and will own assets the fair salable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of Borrower as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

                   4.17 DISCLOSURE. The representations and warranties of Borrower, its Subsidiaries and the other Loan Parties contained in this Agreement, the financial statements, the other Loan Documents, and other documents, certificates and written statements furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which the same were made. The Projections contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Agent and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact (other than general economic conditions) known to Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby.

                   4.18 INSURANCE. Borrower and each of its Subsidiaries maintains adequate insurance policies for public liability, property damage for its business and properties, product liability, and business interruption; no notice of cancellation has been received with respect to such policies and Borrower; and each of its Subsidiaries is in compliance with all conditions contained in such policies, the noncompliance with which could result in denial of coverage by the insurer.

                   4.19 COMPLIANCE WITH LAWS. Neither Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject Borrower or any of its Subsidiaries, or any of their respective officers to criminal liability or have a Material Adverse Effect and no such violation has been alleged.

                   4.20 BANK ACCOUNTS. Schedule 4.20 sets forth the account numbers and locations of all bank accounts of Borrower and its Subsidiaries.

                   4.21 SUBSIDIARIES. GII has no Subsidiaries other than GIC. GIC has no Subsidiaries other than Borrower. Borrower has no Subsidiaries other than as set forth on Schedule 4.21.

                   4.22 EMPLOYEE MATTERS. Except as set forth on Schedule 4.22,
(a) no Loan Party nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.22, neither Borrower nor any of its Subsidiaries is party to any employment contract providing for total cash compensation in excess of $150,000.

                  4.23 GOVERNMENTAL REGULATION. None of the Loan Parties is, or after giving effect to any loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

                  4.24 RECAPITALIZATION DOCUMENTS. As of the Closing Date, all representations made by or on behalf of the Borrower or with respect to the Borrower's business, assets, liabilities, or operations, and all other representations of each party to each of the Recapitalization Documents are true and accurate in all material respects.

                  The Borrower may, at any time and from time to time (and subject to subsection 5.13), amend any one or more of the Schedules referred to in this Section 4 upon not less than five (5) Business Days' prior written notice to the Agent, and any representation or warranty contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended, provided, however, that in no event may the Borrower amend any such Schedule if such amendment would reflect or evidence a Default or Event of Default; and provided, further, that in the event that any such notice relates to the Collateral or perfection of Agent's security interest therein, Borrower shall (at Borrower's cost and expense) execute and deliver and cause to be filed or recorded any and all financing statements and other documents and take such other action, in each case, as may be necessary in the opinion of Agent to perfect the Agent's security interest in Collateral or to continue the perfection thereof.

SECTION 5.        AFFIRMATIVE COVENANTS.

                  Each of Borrower, GIC and GII covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5 applicable to such Person.

                  5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Each member of Parent Group will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver or cause to be delivered to Agent and each Lender (unless specified to be delivered solely to Agent) the financial statements and other reports described below.

                            (A) MONTHLY FINANCIALS. As soon as available and in
any event within twenty (20) days after the end of each month, Borrower will deliver or cause to be delivered (1) the consolidated and consolidating balance sheet of Parent Group as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the outstanding Indebtedness for borrowed money of Parent Group describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                            (B) [Omitted].

                            (C) YEAR-END FINANCIALS. As soon as available and in
any event within one hundred twenty (120) days after the end of each Fiscal Year, Borrower will deliver or cause to be delivered: (1) the consolidated balance sheet of Parent Group as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of Parent Group describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (3) a report with respect to the financial statements from a "Big 6" firm of independent certified public accountants selected by Borrower or other independent certified public accountants selected by Borrower and acceptable to Agent, which report shall be unqualified as to going concern and scope of audit of Parent Group and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Parent Group as at the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards ; and (4) copies of the consolidating financial statements of Parent Group, including (a) consolidating balance sheets of Parent Group as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of earnings of Parent Group showing intercompany eliminations.

                            (D) ACCOUNTANTS' CERTIFICATION AND REPORTS. Together
with each delivery of consolidated financial statements of Parent Group pursuant to subsection 5.1(C), Borrower will deliver (1) a written statement by its independent certified public accountants (a) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof and (2) to the extent that the Borrower is able to obtain such a letter through the use of commercially reasonable efforts to do so, a letter addressed to Agent and Lenders from such accountants stating that such accountants have been informed that a primary intent of Borrower was to have the professional services such accountants provided to Parent Group in preparing their audit report and the letter referred to in this subsection 5.1(D) benefit or influence Agent and Lenders, and identifying Agent and Lenders as parties that Borrower has indicated intend to rely on such professional services provided to Parent Group by such accountants; provided, however, that in the event that the Borrower's independent accountants provide to any holders of Subordinated Debt a writing as to reliance contemplated by section 7(b) of the Securities Purchase Agreements, Borrower shall cause such accountants to provide to the Agent and Lenders concurrently with the delivery to such holders a substantially similar writing as to reliance. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to any member of Parent Group by independent public accountants in connection with each annual, interim or special audit of the financial statements of Parent Group made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

                            (E) COMPLIANCE CERTIFICATE. Together with the
delivery of each set of financial statements referenced in subparts (A) (for any period ending at the end of any fiscal quarter) and (C) of this subsection 5.1, Borrower will deliver a Compliance Certificate, together with copies of the calculations and work-up employed to determine compliance or noncompliance by Borrower with the financial covenants set forth in Section 6.

                            (F) BORROWING BASE CERTIFICATES, REGISTERS AND
JOURNALS. On each Business Day, Borrower shall deliver to Agent: (1) a Borrowing Base Certificate updated to reflect the most recent sales and collections of Borrower and an assignment schedule of all Accounts created by Borrower on that day; (2) an invoice register or sales journal describing all sales of Borrower for that day, in form and substance satisfactory to Agent, and, if Agent so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; and (3) a cash receipts journal.

                            (G) RECONCILIATION REPORTS, INVENTORY REPORTS AND
LISTINGS AND AGINGS. On the Closing Date and within ten (10) Business Days after the last day of each month and from time to time upon the request of Agent, Borrower will deliver to Agent: (1) an aged trial balance of all then existing Accounts; and (2) an Inventory Report as of the last day of such period. As soon as available and in any event within ten (10) Business Days after the last day of each month, and from time to time upon the request of Agent, Borrower will deliver to Agent: (1) a Reconciliation Report as at the last day of such period;
(2) an aged trial balance of all then existing accounts payable; and (3) a detailed inventory listing and cover summary report. All such reports shall be in form and substance satisfactory to Agent.

                            (H) MANAGEMENT REPORT. Together with each delivery
of financial statements of Parent Group pursuant to subdivisions (A) and (C) of this subsection 5.1, Borrower will deliver a management report: (1) describing the operations and financial condition of Parent Group for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Lenders pursuant to 5.1(P); and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Parent Group as at the dates and for the periods indicated.

                            (I) APPRAISALS. From time to time, upon the request
of Agent, Borrower will obtain and deliver to Agent, at Borrower's expense, appraisal reports in form and substance and from appraisers satisfactory to Agent, stating the then current fair market and orderly liquidation values of all or any portion of the Collateral; provided, however, that so long as no Event of Default is continuing, Agent shall not request an appraisal, as to any particular category of Collateral, to be performed more than once every Loan Year.

                            (J) GOVERNMENT NOTICES. Borrower will deliver to
Agent promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received by any member of the Parent Group from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or payment or non-payment of any taxes by any member of Parent Group including any tax audit.

                            (K) EVENTS OF DEFAULT, ETC. Promptly upon any
officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate of Borrower's chief executive officer specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to any Loan Party or any other action taken with respect to a claimed default; or (3) any Material Adverse Effect.

                            (L) TRADE NAMES. Borrower and each of its
subsidiaries will give Agent at least thirty (30) days advance written notice of any change of name or of any new trade name or fictitious business name and will (at Borrower's expense) execute and deliver and cause to be filed or recorded any and all financing statements and other documents and take such other action, in any case, which Agent deems necessary to obtain or continue the perfection of Agent's security interests and liens on the Collateral or any portion thereof. Borrower's use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

                            (M) LOCATIONS. Borrower will give Agent at least
thirty (30) days advance written notice of any change in the principal place of business of any Loan Party or any change in the location of the books and records of any Loan Party or of any portion of the Collateral or of any new location for books and records of any Loan Party or any portion of the Collateral and will (at Borrower's expense) execute and deliver and cause to be filed or recorded any and all financing statements and other documents and take such other action, in any case, which Agent deems necessary to obtain or continue the perfection of Agent's security interests and liens on the Collateral or any portion thereof.

                            (N) BANK ACCOUNTS. Borrower will give Agent prompt
notice of any new bank accounts which any Loan Party intends to establish prior to their opening same.

                            (O) LITIGATION. Promptly upon any officer of
Borrower obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which (in the case of (1) or (2) above) is reasonably likely to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

                            (P) PROJECTIONS. As soon as available and in any
event no later than thirty (30) days after the start of each Fiscal Year of Borrower, Borrower will deliver consolidated and consolidating Projections of Parent Group for the forthcoming Fiscal Year, month by month.

                            (Q) SUBORDINATED DEBT AND OTHER INDEBTEDNESS
NOTICES. Borrower shall promptly deliver copies of all notices given or received by Borrower with respect to noncompliance with any term or condition related to any Subordinated Debt and other material Indebtedness, and shall promptly notify Lenders and Agent of any potential or actual event of default with respect to any Subordinated Debt or other material Indebtedness.

                            (R) OTHER INFORMATION. With reasonable promptness,
Borrower will deliver such other information and data with respect to any Loan Party or the Collateral as Agent or any Lender may reasonably request from time to time.

                            (S) OPENING BALANCE SHEET. As soon as available and
in any event within one hundred twenty (120) days after the Closing Date, Borrower will deliver an audited consolidated and consolidating Closing Date balance sheet of Parent Group prepared by a firm of independent certified public accountants reasonably acceptable to Agent.

                  5.2 ACCESS TO ACCOUNTANTS. Each of Borrower, GII and GIC authorizes Agent and Lenders to discuss the financial condition and financial statements of Parent Group with Parent Group's independent public accountants upon reasonable notice to Borrower of its intention to do so, and authorizes such accountants to respond to all of Agent's and Lenders' inquiries.

                  5.3 INSPECTION. Each of Borrower, GII and GIC shall permit Agent and any authorized representatives designated by Agent to visit and inspect any of the properties of any one or more Loan Parties including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Each of Borrower, GII and GIC, acknowledges that Agent intends to make such inspections on at least a quarterly basis. Each Lender may with the consent of Agent, which will not be unreasonably denied, accompany Agent on any such visit or inspection.

                  5.4 COLLATERAL RECORDS. Each of Borrower, GII and GIC, shall keep and shall cause each other Loan Party to keep, full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Agent's security interests in the Collateral, for the benefit of Lenders.

                  5.5 ACCOUNT COVENANTS; VERIFICATION. Borrower shall, at its own expense: (a) cause all invoices evidencing Accounts and all copies thereof to bear a notice that such invoices are payable to the lockboxes established in accordance with subsection 5.6 and (b) use its best efforts to assure prompt payment of all amounts due or to become due under the Accounts. Borrower will promptly reflect on each Borrowing Base Certificate any dispute or claim with respect to an Account alleged by a customer or of any other circumstances known to Borrower that may impair the validity or collectibility of an Account. Except in the ordinary course of business in conformity with past practice, no discounts, credits or allowances will be issued, granted or allowed by Borrower to customers and, except as aforesaid, no returns will be accepted without Agent's prior written consent; provided, that until Agent notifies Borrower to the contrary, Borrower may presume consent. Agent shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. While an Event of Default is continuing, Borrower shall not, without the prior consent of Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon, other than, unless otherwise directed by the Agent, in the ordinary course of business.

                  5.6 COLLECTION OF ACCOUNTS AND PAYMENTS. Borrower shall establish lockboxes and blocked accounts (collectively, "Blocked Accounts") in Borrower's name with such banks ("Collecting Banks") as are acceptable to Agent (subject to irrevocable instructions acceptable to Agent as hereinafter set forth) to which all account debtors shall directly remit all payments on Accounts and in which Borrower will immediately deposit all payments received on account of the sale or lease of Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was received, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of Agent, for the benefit of Lenders, and that, except as otherwise agreed to in writing by the Agent, the Collecting Banks have no right of setoff against the Blocked Accounts and that all such payments received will be promptly transferred to Agent's Account. Borrower hereby agrees that all payments received by Agent, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Agent, for the benefit of Lenders. Borrower shall irrevocably instruct each Collecting Bank to promptly transfer all payments or deposits to the Blocked Accounts into Agent's Account. Borrower, and any of its Affiliates, employees, agents or other Persons acting for or in concert with Borrower, shall, acting as trustee for Agent, receive, as the sole and exclusive property of Agent, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of Borrower or any of Borrower's Affiliates, employees, agents or other Persons acting for or in concert with Borrower, and immediately upon receipt thereof, Borrower or such Persons shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to Agent at its address set forth in subsection 10.4 below.

                  5.7 ENDORSEMENT. Borrower hereby constitutes and appoints Agent and all Persons designated by Agent for that purpose as Borrower's true and lawful attorney-in-fact, with power to endorse Borrower's name to any of the items of payment or proceeds described in subsection 5.6 above and all proceeds of Collateral that come into Agent's possession or under Agent's control. Both the appointment of Agent as Borrower's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

                  5.8 CORPORATE EXISTENCE. Each of Borrower, GII and GIC will, and will cause each other Loan Party to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that nothing contained in this subsection
5.8 shall prohibit a Permitted Merger. Borrower will promptly notify Agent of any change in the ownership or corporate structure of any Loan Party.

                  5.9 PAYMENT OF TAXES. Each of Borrower, GII and GIC will, and will cause each other Loan Party to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon provided, that no such tax need be paid if any Loan Party is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if such Loan Party has established appropriate reserves, if any, as shall be required in conformity with GAAP.

                  5.10 MAINTENANCE OF PROPERTIES; INSURANCE. Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrower and the other Loan Parties, normal wear and tear excepted, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to Borrower's business and properties and the business and properties of the other Loan Parties against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent. Borrower shall cause Agent, for the benefit of Lenders, to be named as loss payee on all insurance policies relating to any Collateral and as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Agent and shall collaterally assign to Agent, for the benefit of Lenders, as security for the payment of the Obligations all business interruption insurance of Borrower. Borrower shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in subsection 2.4(B)(2).

                  5.11 COMPLIANCE WITH LAWS. Each of Borrower, GII and GIC will, and will cause each other Loan Party to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which any Loan Party is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

                  5.12 FURTHER ASSURANCES. Each of Borrower, GII and GIC shall, and shall cause each other Loan Party to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Agent such instruments, certificates of title or other documents as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for payment of the Obligations provided for in the Loan Documents. At Agent's request, (i) each of Borrower, GII and GIC shall and shall cause any Subsidiary (other than FSC) of such Person promptly to guaranty the Obligations and to grant to Agent, on behalf of Lenders, security interests in the real, personal and mixed property of such Person or Subsidiary to secure the Obligations and
(ii) upon acquisition or formation by any Loan Party of a Subsidiary, such Loan Party shall pledge to the Agent a first priority security interest in all capital stock of such Subsidiary (other than FSC) owned or acquired by such Loan Party and shall execute and deliver to the Agent a pledge agreement covering such stock and all documents required to be delivered pursuant to such pledge agreement (it being understood that nothing contained in this subsection 5.12 shall be deemed to constitute consent by Agent or any one or more Lenders to any such acquisition or formation).

                  5.13 COLLATERAL LOCATIONS. Unless and until Borrower shall have complied with the next sentence of this subsection 5.13, Borrower will keep the Collateral at the locations specified on Schedule 4.7. With respect to any new location (which in any event shall be within the continental United States), Borrower will execute such documents and take such actions as Agent deems necessary to perfect and protect the security interests of the Agent, on behalf of Lenders, in the Collateral prior to the transfer or removal of any Collateral to such new location. Upon compliance by Borrower with the foregoing sentence to the satisfaction of the Agent, Schedule 4.7 shall be amended to include the new location as to which such compliance has occurred.

                  5.14 BAILEES. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall, upon the request of Lenders, notify such warehouseman, bailee, agent or processor of the security interests in favor of Agent, for the benefit of Lenders, created hereby and shall instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions.

                  5.15 MORTGAGES; TITLE INSURANCE; SURVEYS. (A) TITLE INSURANCE. On the Closing Date (or within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrower shall deliver or cause to be delivered to Agent ALTA lender's title insurance policies issued by Chicago Title Insurance Company (through its agent, Title Associates, Inc.) or other title insurers selected by Borrower and reasonably satisfactory to Agent (the "Mortgage Policies") in form and substance reasonably satisfactory to Agent and in an amount not less than

120% of the fair market value of the Mortgaged Property or the Additional Mortgaged Property, as the case may be, as determined by appraisal, assuring Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Property or Additional Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably satisfactory to Agent and subject to applicable laws, regulations and requirements of the title insurer shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that Agent may reasonably request, and subject to applicable laws, regulations and requirements of the title insurer shall provide for affirmative insurance and such reinsurance as Agent may reasonably request. In the case of each leasehold constituting Mortgaged Property or Additional Mortgaged Property, Agent shall have received such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Agent, which letters shall be in form and substance satisfactory to Agent.

                            (B) ADDITIONAL MORTGAGED PROPERTY. Additional
Mortgaged Property. Agent may from time to time designate real property or leasehold interests of any Loan Party or any Subsidiary of any Loan Party after the date hereof as "Additional Mortgaged Property", in which case Borrower shall as promptly as possible (and in any event within sixty (60) days after such designation) deliver to Agent a fully executed Mortgage, in substantially the same form as the Mortgage on the Mortgaged Property (with such changes as the Agent may reasonably request in order to comply with or take advantage of applicable law if such Additional Mortgaged Property is located in a state other than Ohio) together with title insurance policies and surveys as required by this subsection 5.15. Borrower agrees that, following the taking of the actions with respect to any Additional Mortgaged Property required by the immediately preceding sentence, Agent, on behalf of Lenders, shall have a valid and enforceable first priority mortgage on the respective Additional Mortgaged Property, free and clear of all defects and encumbrances except for Permitted Encumbrances.

                            (C) SURVEYS. On or before the Closing Date (or
within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrower shall deliver or cause to be delivered to Agent current surveys, certified by a licensed surveyor, for all real property that is the subject of the Mortgage Policies including Additional Mortgaged Property for which a Mortgage Policy is issued. All such surveys shall be sufficient to allow the issuer of the mortgage policy to issue an ALTA lender's policy without a survey exception. Notwithstanding the foregoing, the survey of the Mortgaged Property heretofore delivered to the Agent captioned "Map of Land" prepared by D.Y. Miskimen dated February, 1953 and last revised September 21, 1983 is satisfactory to the Agent as of the Closing Date, provided, that the Agent receives as of the Closing Date a Mortgage Policy as aforesaid with the survey exception omitted. Within ninety (90) days following the Closing Date, Borrower shall, at Borrower's sole cost and expense, deliver to Agent a current survey of the Mortgaged Property prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and certified to the Agent.

                  5.16 USE OF PROCEEDS AND MARGIN SECURITY. Borrower shall use the proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower or any of its Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act. The proceeds of the initial advance under the Revolving Loan and of the Term Loan shall first be used to refinance indebtedness of Borrower described on Schedule
5.16 hereto outstanding as of the Closing Date until such indebtedness shall have been paid in full.

                  5.17 PURCHASE OF CAPITAL ASSETS. On or prior to March 31, 1996, Borrower shall purchase (for cash and without financing, other than under the Revolving Loans) and take delivery at its plant in New Philadelphia, Ohio, of the property described on Schedule 5.17.

                  5.18 INVENTORY REPORTING. As soon as practicable and in any event within sixty (60) days following the Closing Date, Borrower shall complete a review of its inventory reporting system and shall, within such period (a) report to the Agent Borrower's conclusions regarding such review, (b) implement a cycle count program with respect to its inventory reporting in a manner acceptable to Borrower and Agent, (c) make such improvements to its assembly line inventory reporting as shall be acceptable to Borrower and Agent such that Borrower shall be able to accurately report the value and quantity of inventory on Borrower's assembly line, and (d) in connection with such review, implement such of the recommendations made by Coopers & Lybrand as to inventory reporting as may be acceptable to Borrower.

                  5.19 ENVIRONMENTAL PROGRAM. On or before June 30, 1996, Borrower shall develop and deliver to Agent a written plan, developed by Borrower and an independent environmental consultant, with respect to ongoing compliance by Borrower with Environmental Laws and thereafter shall implement the recommendations of such report.

                  5.20 POST-CLOSING MATTERS. (a) Within five (5) Business Days following the Closing Date, the Borrower shall execute and deliver and cause to be filed or recorded any and all financing statements (or analogous documents) and take such other action, in each case, as may be necessary in the opinion of the Agent to perfect the Agent's security interest (for the benefit of the Lenders) in the Patents and Trademarks identified on Schedule 5.20(a) annexed hereto.

                  (b) Within fifteen (15) Business Days following the Closing Date, the Borrower shall deliver to the Agent any and all termination statements, releases or other documents and take such other action, in each case, as may be necessary in the opinion of the Agent to terminate the Liens set forth on Schedule 5.20(b) annexed hereto.

                  (c) Within ten (10) Business Days following the Closing Date, the Borrower shall deliver to the Agent a schedule identifying all of the certificated vehicles owned by the Borrower.

SECTION 6.        FINANCIAL COVENANTS.

                  Each of Borrower, GII and GIC covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Borrower, GII and GIC has received the prior written consent of Requisite Lenders, each of Borrower, GII and GIC shall comply with and shall cause each other Loan Party to comply with all covenants in this Section 6 applicable to such Person.

                  6.1      OMITTED.

                  6.2      OMITTED.


                  6.3 MINIMUM EBITDA. Subject to subsection 6.8, as of the last day of each fiscal quarter set forth below, Borrower shall cause EBITDA for the period of four consecutive fiscal quarters ending on such day of at least the amount set forth below opposite such day:


                  FISCAL QUARTER ENDING ON                             MINIMUM EBITDA
                  ------------------------                             --------------
                  March 31, 1996 and the last
                  day of each fiscal quarter ending
                  thereafter through and including
                  December 31, 1997                                    $12,500,000

                  The last day of each fiscal quarter
                  ending on or after March 31, 1998                    $10,000,000

                  6.4      OMITTED.

                  6.5 CAPITAL EXPENDITURE LIMITS. The aggregate amount of all Capital Expenditures of Parent Group (excluding trade-ins and excluding Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance or condemnation proceeds) will not exceed, for any period set forth below, the amount set forth below opposite such period. In the event that any member of Parent Group enters into a Capital Lease or other contract with respect to fixed assets, for purposes of calculating Capital Expenditures under this subsection only, the amount of the Capital Lease or contract initially capitalized on such member's balance sheet prepared in accordance with GAAP (including, without limitation, any cash down payments made under Capital Leases) shall be considered expended in full on the date that such member enters into such Capital Lease or contract.

                     PERIOD                                               AMOUNT
                     ------                                               ------


                  Four consecutive fiscal quarters
                  ending December 31, 1996                             $4,250,000

                  Each period of four consecutive
                  fiscal quarters ending after
                  December 31, 1996                                    $4,000,000


                  6.6 FIXED CHARGE COVERAGE. Subject to subsection 6.8, Borrower shall not permit the Fixed Charge Coverage for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter set forth below to be less than the amount set forth below for such period.

                  PERIOD OF FOUR
                  FISCAL QUARTERS ENDING ON                   MINIMUM FIXED CHARGE COVERAGE
                  -------------------------                   -----------------------------
                  March 31, 1996 and the last
                  day of each fiscal quarter ending
                  thereafter through and including
                  December 31, 1996                           1.00:1.00

                  the last day of each fiscal quarter
                  ending on or after March 31, 1997           1.05:1.00

                  6.7 INTEREST COVERAGE. Subject to subsection 6.8, Borrower shall not permit the Interest Coverage for any period of four consecutive fiscal quarters ending on the last day of each fiscal quarter set forth below to be less than the amount set forth below for such periods.

                  PERIOD OF FOUR
                  FISCAL QUARTERS ENDING ON                   MINIMUM INTEREST COVERAGE
                  -------------------------                   -------------------------
                  March 31, 1996 and on the last
                  day of each fiscal quarter ending
                  thereafter through and including
                  December 31, 1996                           2.00:1.00

                  March 31, 1997 and on the last
                  day of each fiscal quarter ending
                  thereafter through and including
                  December 31, 1997                           2.10:1.00

                  March 31, 1998 and on the last day
                  of each fiscal quarter ending
                  thereafter                                  2.25:1.00

                  6.8 ALTERNATIVE COVENANT COMPLIANCE. In the event that as of any Quarterly Test Date, Borrower shall fail to comply with any one or more of the covenants set forth in subsections 6.3, 6.6 or 6.7, such failure shall not constitute a Default or Event of Default in the event that all of the following conditions shall be met: (a) the Borrower shall have delivered to the Agent on or prior to the date on which the Borrower is required to deliver a Compliance Certificate with respect to such Quarterly Test Date pursuant to subsection 5.1(E), an Alternative Covenant Compliance Certificate, (b) the average daily amount, for the 45 day period ending on such Quarterly Test Date, by which (A) the lesser of the Borrowing Base or the Revolving Loan Commitment exceeded (B) the sum of (i) the outstanding principal balance of the Revolving Loan plus (ii) the Letter of Credit Reserve, shall have been more than $2,000,000, (c) if such failure or failures shall be (i) as to the covenant set forth in subsection 6.3, EBITDA for the period of four consecutive fiscal quarters ending on such Quarterly Test Date shall have been not less than $6,400,000,
(ii) as to the covenant set forth in subsection 6.6, Fixed Charge Coverage for the period of four consecutive fiscal quarters ending on such date shall have been not less than 0.85:1.00 and/or (iii) as to the covenant set forth in subsection 6.7, Interest Coverage for the period of four consecutive fiscal quarters ending on such Quarterly Test Date shall have been not less than 1.50:1.00, (d) the Borrower shall not have delivered more than three Alternative Covenant Compliance Certificates prior to the delivery of such Alternative Compliance Certificate, and (e) such Quarterly Test Date shall be not more than 5 consecutive Quarterly Test Dates following the first Quarterly Test Date in respect of which the Borrower delivered an Alternative Covenant Compliance Certificate under this subsection 6.8.

SECTION 7.        NEGATIVE COVENANTS.

         Each of Borrower, GII and GIC covenants and agrees that so long as any of the Commitments remains in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Borrower has received the prior written consent of Requisite Lenders, each of Borrower, GII and GIC shall not and shall not suffer or permit any other Loan Party to:

                  7.1 INDEBTEDNESS AND LIABILITIES. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations; (b) the Subordinated Debt, (c) Indebtedness (excluding Capital Leases) of Borrower and its Subsidiaries (other than FSC) not to exceed $250,000 in the aggregate at any time outstanding secured by purchase money Liens; (d) Indebtedness of Borrower and its Subsidiaries (other than FSC) under Capital Leases not to exceed $2,000,000 outstanding at any time in the aggregate (less the aggregate amount of Indebtedness outstanding at any time under the Capital Leases identified on
Schedule 7.1(f)); (e) unsecured Indebtedness of Borrower and its Subsidiaries (other than FSC) not to exceed $250,000 in aggregate principal amount outstanding at any time, and (f) Indebtedness existing on the Closing Date and identified on Schedule 7.1(f). Except for Indebtedness permitted under the preceding sentence, Borrower will not, and will not permit any of its Subsidiaries to, incur any Liabilities except for trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which Borrower or any of its Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that Borrower or any of its Subsidiaries has established adequate reserves therefor, if appropriate under GAAP.

                  7.2 GUARANTIES. Except for endorsements of instruments or items of payment for collection in the ordinary course of business and except for guaranties and the like described on Schedule 7.2, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise; provided, however, that GII and GIC may guarantee any Indebtedness of Borrower to the extent such Indebtedness of the Borrower is permitted under this Agreement.

                  7.3      TRANSFERS, LIENS AND RELATED MATTERS.

                  (A) TRANSFERS. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of such Person, except that Borrower and its Subsidiaries may (i) sell inventory in the ordinary course of business; (ii) make Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $500,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $1,000,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; (4) the net proceeds of such Asset Disposition are applied as required by subsection 2.4(B); (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall result from such sale or other disposition and (iii) dispositions of used, worn out or obsolete equipment in the ordinary course of business.

                  (B) LIENS. Except for Permitted Encumbrances, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

                  (C) NO NEGATIVE PLEDGES. Enter into or assume any agreement (other than the Loan Documents and Subordinated Debt Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

                  (D) NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER. Except as provided herein or in the Subordinated Debt Documents, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; (2) subject to subordination provisions, pay any indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

                  7.4 INVESTMENTS AND LOANS. Make or permit to exist investments in or loans to any other Person, except: (a) Cash Equivalents; (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $150,000 at any time, (c) investments existing on the Closing

Date and described on Schedule 7.4 hereto and (d) investments not exceeding $200,000 in the aggregate in Permitted Joint Ventures.

                  7.5 RESTRICTED JUNIOR PAYMENTS. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that: (a)subject to the provisions of the Subordination Agreement, Borrower may make regularly scheduled payments of interest on the Subordinated Debt as and when due and payable and, on or after October 1, 2000, mandatory payments of principal under the Securities Purchase Agreements as and when due and payable, and (b) so long as no Event of Default or Payment Default is continuing, (i) repurchases by GII of stock of former employees upon the death, retirement or other cessation of employment of such employee, in an aggregate amount for all such former employees not to exceed $250,000 plus the amount of any cash consideration paid after the Closing Date (and not required to be paid as of the Closing Date) by employees of Borrower for common stock of GII and contributed by GII, directly or indirectly, to the common equity of Borrower, and (ii) dividends by Borrower to GIC (or following a Permitted Merger of GIC into GII, to GII) and, prior to such Permitted Merger, by GIC to GII, of amounts necessary to fund such repurchases and used therefor.

                  7.6 RESTRICTION ON FUNDAMENTAL CHANGES. (a) Enter into any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) except as permitted under subsection 7.3(A), convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person; provided, however, that (i) any Subsidiary of Borrower may be merged with and into Borrower or another wholly-owned Subsidiary of Borrower so long as no Default or Event of Default shall exist as a result of such merger and the Borrower or such wholly-owned Subsidiary is the surviving entity of such merger and (ii) nothing contained in this subsection 7.6 shall prohibit any Permitted Merger.

                  7.7 CHANGES RELATING TO SUBORDINATED DEBT. Change or amend the terms of the Subordinated Debt if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) accelerate any date upon which any payment of principal or interest is due on such Indebtedness; (c) change any event of default (if such change is adverse to the Borrower, the Agent or any Lender) or add any covenant with respect to such Indebtedness; (d) change any payment provision of such Indebtedness (if such change is adverse to the Borrower, the Agent or any Lender); (e) change the subordination provisions thereof; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrower, any of its Subsidiaries, Agent or any Lender.

                  7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate, except for (i) transactions in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which, in the case of any transaction or series of related transactions involving $25,000 or more, are fully disclosed to Agent and Lenders and which, in any event and regardless of amount, are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person, (ii) the transactions described on Schedule 7.8 and (iii) transactions between the Borrower and any wholly-owned Subsidiary (other than FSC) of the Borrower or between two wholly-owned Subsidiaries of Borrower (neither of which is FSC).

                  7.9 ENVIRONMENTAL LIABILITIES. (a) Violate any applicable Environmental Law; or (b) dispose of any Hazardous Materials into or onto or from, any real property owned, leased or operated by any Loan Party (other than any migration, leaching or further spread of any Hazardous Material already present as of the Closing Date), in each case if such violation or disposal alone or together with all other such violations and dispositions could reasonably be expected to involve penalties, costs or expenses of $250,000 or more in the aggregate or has had or could reasonably be expected to have a Material Adverse Effect.

                  7.10 CONDUCT OF BUSINESS. From and after the Closing Date (i) Borrower shall not engage in any business other than businesses of the type engaged in by Borrower or such Subsidiary on the Closing Date, (ii) neither GII nor GIC shall engage in any business, enter into any transaction, incur any liability or acquire any asset other than, in the case of GII, continued ownership of the stock of GIC (or, following the Permitted Merger, of Borrower) and the incurrence of Liabilities incident thereto, and in the case of GIC continued ownership of the stock of Borrower and the incurrence of Liabilities incident thereto and (iii) FSC shall not engage in any business, enter into any transaction, incur any liability or acquire any asset, provided, that (A) nothing contained in this subsection 7.10 shall prohibit any Permitted Merger and (B) GII and GIC may be parties to and perform their respective obligations under the Recapitalization Documents, the Subordinated Debt Documents and the Loan Documents.

                  7.11 COMPLIANCE WITH ERISA. Neither Borrower nor any Subsidiary shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof; Borrower and each Subsidiary of Borrower shall take all steps necessary to avoid the imposition of a Lien in connection with any Employee Benefit Plan and shall not adopt an amendment to any Employee Benefit Plan requiring the provision of security under section 307 of ERISA or section 401(a)(29) of the IRC.

                  7.12 TAX CONSOLIDATIONS. File or consent to the filing of any consolidated income tax return for any period beginning on or after the Closing Date with any Person other than a Corporate Guarantor; provided, that in the event Borrower files a return with a Corporate Guarantor, Borrower's contribution with respect to taxes as a result of the filing of such consolidated return shall not be greater, nor the receipt of tax benefits less, than they would have been had Borrower not filed a consolidated return with a Corporate Guarantor.

                  7.13 SUBSIDIARIES. Establish, create or acquire any new Subsidiaries.

                  7.14 FISCAL YEAR.  Change its Fiscal Year.

                  7.15 PRESS RELEASE; PUBLIC OFFERING MATERIALS. Disclose the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law.

                  7.16 BANK ACCOUNTS. Establish any new bank accounts, or amend or terminate any Blocked Account or lockbox agreement without Agent's prior written consent, which consent shall not be unreasonably withheld.

SECTION 8.        DEFAULT, RIGHTS AND REMEDIES.

                  8.1 EVENT OF DEFAULT. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

                  (A) PAYMENT. failure to make payment of the principal of any Loan or the reimbursement of any amounts paid upon drawing under any Lender Letter of Credit when due or the failure to pay any interest payable under any Loan Document or to pay any other Obligation within five (5) days of the applicable due date; or

                  (B) DEFAULT IN OTHER AGREEMENTS. (1) failure of Borrower or any of its Subsidiaries to pay when due (or within any applicable grace period) any principal or interest on any Indebtedness (other than the Obligations) or
(2) breach or default of Borrower or any of its Subsidiaries with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $500,000 to become or be declared due prior to its stated maturity; or

                  (C) BREACH OF CERTAIN PROVISIONS. failure of Borrower to perform or comply with any term or condition contained in subsections 5.1 (A) (and, in the case of subsection 5.1(A) only, continuation of such failure for five days) , (C) or (S), 5.3, 5.5 or 5.6 or contained in Section 6 or Section 7; or

                  (D) BREACH OF WARRANTY. any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

                  (E) OTHER DEFAULTS UNDER LOAN DOCUMENTS. any Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan

Documents and such default is not remedied or waived within ten (10) days after receipt by such Loan Party of notice from Agent, or Requisite Lenders of such default (other than occurrences described in other provisions of this subsection
8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

                  (F) CHANGE IN CONTROL.  a Change of Control shall occur; or

                  (G) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) a court enters a decree or order for relief with respect to any Loan Party in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Loan Party under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or over all or a substantial part of their respective property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of any Loan Party for all or a substantial part of the property of such Loan Party; or

                  (H) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) an order for relief is entered with respect to any Loan Party or any Loan Party commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Loan Party makes any assignment for the benefit of creditors; or (3) the board of directors of any Loan Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

                  (I) OMITTED.

                  (J) JUDGMENT AND ATTACHMENTS. any one or more money judgments, writs or warrants of attachment, or similar process involving an amount in the aggregate at any time in excess of $250,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) are entered or filed against any Loan Party or any of their respective assets and remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  (K) DISSOLUTION. any order, judgment or decree is entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order remains undischarged or unstayed for a period in excess of twenty
(20) days; or

                  (L) SOLVENCY. any Loan Party admits in writing its present or prospective inability to pay its debts as they become due; or

                  (M) INJUNCTION. any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

                  (N) INVALIDITY OF LOAN DOCUMENTS. any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

                  (O) FAILURE OF SECURITY. Agent, on behalf of Lenders, does not have or ceases to have a valid and perfected first priority security interest in any material portion of the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Agent or any Lender to take any action within its control; or

                  (P) DAMAGE, STRIKE, CASUALTY. any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condem nation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

                  (Q) LICENSES AND PERMITS. the loss, suspension or revocation of, or failure to renew, any license or permit not held or hereafter acquired by any Loan Party if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

                  (R) FORFEITURE. there is filed against any Loan Party any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days; and (2) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral or have a Material Adverse Effect; or

                  (S) SUBORDINATED DEBT EVENTS. if there shall occur a "Prepayment Event", "Repurchase Event" (each as defined in the Securities Purchase Agreements) or any other event, act or occurrence which shall result in the Borrower being required to make any prepayment, redemption or other payment of principal of the Senior Subordinated Notes or of Subordinated Debt of the type described in clause (b) of the definition of Subordinated Debt.

                  8.2 SUSPENSION OF COMMITMENTS. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Agent may or upon demand by

Requisite Lenders shall, without notice or demand, immediately cease making additional Loans and the Commitments shall be suspended; provided, that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, the Commitments shall be reinstated.

                  8.3 ACCELERATION. Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(G) or 8.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon demand by Requisite Lenders shall, by written notice to Borrower, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and (b) demand that Borrower immediately deposit with Agent an amount equal to one hundred five percent (105%) of the Letter of Credit Reserve to enable Lender to make payments under the Lender Letters of Credit when required and such amount shall become immediately due and payable.

                  8.4 REMEDIES. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to Agent and Lenders at law or in equity, Agent may and shall upon the request of Requisite Lenders exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the right and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also
(a) notify any or all obligors on the Accounts to make all payments directly to Agent; (b) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; (c) withdraw all cash in the Blocked Accounts and apply such monies in payment of t he Obligations in the manner provided in subsection 8.7; (d) without notice or demand or legal process but without breach of the peace, enter upon any premises of Borrower and take possession of the Collateral; and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent or such Lender. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrower shall remain liable for any deficiency. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Agent shall not be required to proceed against any Collateral but may proceed against Borrower directly.

                  8.5 APPOINTMENT OF ATTORNEY-IN-FACT. Borrower hereby constitutes and appoints Agent as Borrower's attorney-in-fact with full authority in the place and stead of Borrower and in the name of Borrower, Agent or otherwise, from time to time in Agent's discretion while an Event of Default is continuing (except in the case of clause (c) below as to which no Event of Default must be continuing) to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent and Lenders with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Agent as Borrower's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

                  8.6 LIMITATION ON DUTY OF AGENT WITH RESPECT TO COLLATERAL. Beyond the safe custody thereof, Agent and each Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property. Neither Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith.

                  8.7 APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous entry by Agent upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: FIRST, to all fees, costs and expenses incurred by Agent or any Lender with respect to this Agreement, the other Loan Documents or the Collateral; SECOND, to all fees due and owing to Agent and Lenders;

THIRD, to accrued and unpaid interest on the Obligations; FOURTH, to the principal amounts of the Obligations outstanding; and FIFTH, to any other indebtedness or obligations of Borrower or any other Loan Party owing to Agent or any Lender under the Loan Documents.

                  8.8 LICENSE OF INTELLECTUAL PROPERTY. Borrower hereby assigns, transfers and conveys to Agent, for the benefit Lenders, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by Borrower together with any goodwill associated therewith, all to the extent necessary to enable Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower by Agent.

                  8.9 WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

SECTION 9.        ASSIGNMENT AND PARTICIPATION.

                  9.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

                  (A) Each Lender may assign its rights and delegate its obligations under this Agreement to another Person; provided, that (a) such Lender shall first obtain the written consent of Agent and Borrower, which consents shall not be unreasonably withheld, (b) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) $5,000,000 or (ii) the entire amount of the Commitments and Loans of such assigning Lender and (c)(i) each such assignment shall be of a pro rata portion of all such assigning Lender's Loans and Commitments hereunder, and (ii) the parties to such assignment shall execute and deliver to Agent for acceptance and recording a Lender Addition Agreement together with (x) a processing and recording fee of $2,500 payable to Agent and (y) the Notes originally delivered to the assigning Lender. Upon receipt of all of the foregoing, Agent shall notify Borrower of such assignment and Borrower shall comply with its obligations under the last sentence of subsection 2.1(E). In the case of an assignment authorized under this subsection 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender".

                  (B) Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided, that any such participation shall be in a minimum amount of $5,000,000, and provided, further, that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (a) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (b) any extension of the Termination Date or the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such holder participates; and (c) any release of substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents). Notwithstanding the foregoing, but subject to subsection (D) below, any holder of any such participation shall be entitled to the benefits of subsections 2.8, 2.9, 2.10, 9.4 and 10.2 as if it were a Lender hereunder.

                  (C) Except as otherwise provided in this subsection 9.1 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants) provided that the Persons obtaining such information agrees to maintain the confidentiality of such information to the extent required by subsection 10.21.

                  (D) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System). No assignee, participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under subsection 2.8, 2.9 or
9.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent, which consent shall not be unreasonably withheld, or at a time when the circumstances giving rise to such greater payment did not exist.

                  9.2      AGENT.

                  (A) APPOINTMENT. Each Lender hereby designates and appoints Heller as its agent under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan

Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsection 9.3. Agent agrees to act as such on the express conditions contained in this subsection 9.2. The provisions of this subsection 9.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as an administrative representative of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders, Borrower or any Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees. Without limitation of the foregoing, Agent is authorized to execute and deliver and perform its obligations under the Bank One Letter Agreement.

                  (B) NATURE OF DUTIES. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

                  (C) RIGHTS, EXCULPATION, ETC. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectible, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith believes that such action exposes Agent to any liability.

                  (D) RELIANCE. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

                  (E) INDEMNIFICATION. Each Lender, severally, agrees to reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement for any of the Loan Documents, in proportion to each Lender's Pro Rata Share, provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this subsection 9.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

                  (F) HELLER INDIVIDUALLY. With respect to its Commitments and the Loans made by it, and the Term Notes and Revolving Notes issued to it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto.

                  (G)      SUCCESSOR AGENT.

                  (1) RESIGNATION. Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

                  (2) APPOINTMENT OF SUCCESSOR. Upon any such notice of resignation pursuant to clause (G)(1) above, Requisite Lenders shall, upon receipt of Borrower's prior consent which shall not unreasonably be withheld, appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time as Requisite Lenders, upon receipt of Borrower's prior written consent, which shall not be unreasonably withheld, appoint a successor Agent as provided above.

                  (3) SUCCESSOR AGENT. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this subsection 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                  (H)      COLLATERAL MATTERS.

                           (1) RELEASE OF COLLATERAL.  Lenders hereby
irrevocably authorize Agent, and Agent shall, release any Lien granted to or held by Agent upon any property covered by this Agreement or the Loan Documents
(i) upon termination of the Commitments and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of if (except in the case of Inventory sold in the ordinary course of business) Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended. In addition during any Fiscal Year (x) Agent may release Collateral having a book value of not more than 10% of the book value of all Collateral, (y) Agent, with the consent of Requisite Lenders, may release Collateral having a book value of not more than 25% of the book value of all Collateral and (z) Agent, with the consent of Lenders having 90% of (i) the Total Loan Commitments and (ii) Loans, may release all the Collateral.

                           (2) CONFIRMATION OF AUTHORITY; EXECUTION OF RELEASES.
Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 9.2(H)(1)), each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under subsection 9.2(H)(1). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the requisite percentage of Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) except in the case of a release described in clause (i) of subsection 9.2(H)(1), such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

                           (3) ABSENCE OF DUTY.  Agent shall have no obligation
whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 9.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account.

                  (I) AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with ARTICLE 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

                  (J) EXERCISE OF REMEDIES. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

                  9.3      CONSENTS.

                  (A) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within five (5) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

                  (B) In the event Agent requests the consent of a Lender and such consent is denied, then Heller may, at its option, require such Lender to assign its interest in the Loans to Heller for a price equal to the then outstanding principal amount thereof PLUS accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrower. In the event that Heller elects to require any Lender to assign its interest to Heller, Heller will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to Heller no later than five (5) days following receipt of such notice.

                  9.4 SET OFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or such holder at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written consent of Agent. Any Lender which has exercised its right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

                  9.5 DISBURSEMENT OF FUNDS. Agent may, on behalf of Lenders, disburse funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If Agent elects to require that funds be made available prior to disbursement to Borrower, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Loan no later than (a) one (1) Business Day prior to the Funding Date applicable thereto for LIBOR Rate Loans and (b) by 1:00 p.m. Central time on the Funding Date for Base Rate Loans, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 10:00 a.m. Central time on such Funding Date for LIBOR Rate Loans and 3:00 p.m. Central time for Base Rate Loans. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this subsection 9.5 shall be without premium or penalty. Nothing in this subsection 9.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of subsection 9.6, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  9.6      SETTLEMENTS, PAYMENTS AND INFORMATION.

                  (A)      REVOLVING LOAN ADVANCES AND PAYMENTS; FEE PAYMENTS

                           (1) The Revolving Loan balance may fluctuate from day
to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 2 and subsection 9.5, Revolving Loan advances and payments may be settled according to the procedures described in subsection 9.6(A)(2) and 9.6(A)(3) of this Agreement. Payments of principal, interest and fees in respect of the Term Loan will be settled on the Business Day received in accordance with the provisions of Section 2. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

                           (2) Once each week, or more frequently (including
daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by 1 p.m. Central time by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance. In the event that payments are necessary to adjust the amount of such Lender's share of the Revolving Loan balance to such Lender's Pro Rata Share of the Revolving Loan, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Central time on the Business Day following the Settlement Date.

                           (3) On the first Business Day of each month
("Interest Settlement Date"), Agent will advise each Lender by telephone, telefax or telecopy of the amount of interest and fees charged to and collected from Borrower for the proceeding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this

Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3 p.m. Central time on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees.

                  (B)      AVAILABILITY OF LENDER'S PRO RATA SHARE.

                           (1) Unless Agent has been notified by a Lender
prior to a Funding Date of such Lender's intention not to fund its Pro Rata Share of the Loan amount requested by Borrower, Agent may assume that such Lender will make such amount available to Agent on the Funding Date or the next Settlement Date, as applicable. If such amount is not, in fact, made available to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

                           (2) Nothing contained in this subsection 9.6(B) will
be deemed to relieve a Lender of its obligation to fulfill its Commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

                           (3) Without limiting the generality of the foregoing,
each Lender shall be obligated to fund its Pro Rata Share of any Revolving Loan made with respect to any draw on a Lender Letter of Credit.

                  (C)      RETURN OF PAYMENTS.

                           (1) If Agent pays an amount to a Lender under this
Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                           (2) If Agent determines at any time that any amount
received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                  9.7 DISSEMINATION OF INFORMATION. Agent will provide Lenders with any information received by Agent from Borrower which is required to be provided to a Lender hereunder; provided, however, that Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

                  9.8 DISCRETIONARY ADVANCES. Agent may, in its sole discretion,
(i) provided that no Event of Default exists, make Revolving Loans of up to 10% in excess of the limitations set forth in subsection 2.1(B)(1)(b) but not in excess of the limitation set forth in subsection 2.1(B)(1)(a) and (ii) during the continuance of an Event of Default, make Revolving Loans in an aggregate amount of not more than $1,500,000 in excess of the limitations set forth in subsection 2.1(B)(1) for the purpose of preserving or protection the Collateral.

SECTION 10.     MISCELLANEOUS.

                  10.1 EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all fees, costs and expenses incurred by Agent in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) reasonable fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) reasonable fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the review, negotiation, preparation, documentation, execution and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c) reasonable fees, costs and expenses incurred by Agent in creating, perfecting and maintaining perfection of Liens in favor of Agent, on behalf of Lenders; (d) reasonable fees, costs and expenses incurred by Agent in connection with forwarding to Borrower the proceeds of Loans including Agent's or any Lenders' standard wire transfer fee; (e) reasonable fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Agent or any Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including attorneys' fees and allocated costs of internal counsel) incurred in collecting upon or enforcing rights against the Collateral, including, without limitation, costs of settlement, or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise, in each case, incurred by Agent, and, if an Event of Default has occurred, of any one or more Lenders.

                  10.2 INDEMNITY. In addition to the payment of expenses pursuant to subsection 10.1, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Agent and each Lender and any holder of any of the Notes, and the officers, directors, employees, agents, consultants, auditors, persons engaged by Agent or any Lender and any holder of any of the Notes to evaluate or monitor the Collateral, affiliates and attorneys of

Agent, Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Agent or any Lender, Agent's and each Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided, that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

                  10.3     AMENDMENTS AND WAIVERS.

                  (A) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any other Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders or Agent, as applicable; provided, that no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (i) increase the Commitment of any Lender; (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (iii) extend the scheduled due date of any installment of principal of the Loans; (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder;
(v) amend or waive this subsection 10.3 or the definitions of the terms used in this subsection 10.3 insofar as the definitions affect the substance of this subsection 10.3; (vi) consent to the assignment or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; and (vii) increase the percentages contained in the definition of Borrowing Base and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to the Lenders required herein above to take such action.

                  (B) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modifica tion, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.

                  (C) No amendment, modification or waiver of any provision of any Lender Letter of Credit shall be applicable without the written concurrence of the issuer of such Lender Letter of Credit. No notice to or demand on Borrower or any other Loan Party in any case shall entitle

Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.3 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by a Loan Party, on such Loan Party.

                  (D) In the event Agent waives (1) any Default arising under subsection 8.1(E) as a result of the breach of any of the provisions of Section 5 of this Agreement (other than any such breach which constitutes an Event of Default) or (2) any Default constituting a condition to the funding of any Revolving Loan or issuance of any Lender Letter of Credit, such waiver shall expire on the date upon which the Default which was the subject of such waiver matures into an Event of Default pursuant to the terms of this Agreement.

                  10.4 NOTICES. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Central time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

                           If to Borrower, GII or GIC:

                           The Gradall Company
                           406 Mill Avenue S.W.
                           New Philadelphia, Ohio 44663
                           Attention: Chief Financial Officer

                           Telecopy No.:  (216) 339-5224

                           With a copy to:

                           Black, McCuskey, Souers & Arbaugh
                           1000 United Bank Plaza
                           Canton, Ohio 44702
                           Attention: Gust Callas, Esq.
                           Telecopy No.:  (216) 456-8341

                           If to Agent or to Heller:

                           HELLER FINANCIAL, INC.
                           500 West Monroe
                           Chicago, Illinois,  60661
                           Attn:  HBC Portfolio Manager
                           Telecopy No.:  (312) 441-7026

                           With a copy to:

                           HELLER FINANCIAL, INC.
                           500 West Monroe
                           Chicago, Illinois  60661
                           Attn:  Legal Department
                           Telecopy No.:  (312) 441-7456

                  If to any other Lender: As specified in the Lender Addition Agreement for such Lender or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 10.4.

                  10.5 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 10.1 and 10.2 shall survive the payment of the Loans and the termination of this Agreement.

                  10.6 INDULGENCE NOT WAIVER. No failure or delay on the part of Agent, any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  10.7 MARSHALING; PAYMENTS SET ASIDE. Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Agent and/or any Lender or Agent and/or any Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  10.8 ENTIRE AGREEMENT. This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

                  10.9 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  10.10 SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

                  10.11 LENDERS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligation of each Lender hereunder is several and not joint and neither Agent nor any Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, provided Agent fails or refuses to exercise any remedies against Borrower after receiving the direction of the Requisite Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                  10.12 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  10.13 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE
INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS
OF LAWS PRINCIPLES.

                  10.14 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of Lenders.

                  10.15    NO FIDUCIARY RELATIONSHIP; LIMITATION OF LIABILITIES.

                  (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Lender to Borrower.

                  (B) Neither Agent nor any Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Agent or any Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Agent or any Lender or any of Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

                  10.16    CONSENT TO JURISDICTION.  BORROWER HEREBY CONSENTS
TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER ACCEPTS

FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.

                  10.17 WAIVER OF JURY TRIAL. BORROWER, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS. BORROWER, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND EACH LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

                  10.18 CONSTRUCTION. Borrower, Agent and each Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower, Agent and each Lender.

                  10.19 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                  10.20 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Agent or any Lender shall have the right to act exclusively in the interest of Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower's shareholders or any other Person.

                  10.21 CONFIDENTIALITY. Agent and Lenders shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 10.21. In no event shall the Agent or any Lender be obligated or required to return any materials furnished by Borrower; provided, however, each Offeree shall be required to agree that if it does not become a assignee (or participant) it shall return all materials furnished to it by Borrower in connection herewith.

         [Remainder of this page has been intentionally left blank]

                  Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                     THE GRADALL COMPANY

                                     By  /s/ Barry L. Phillips
                                        -------------------------------------
                                     Title President
                                     FEIN 34-1405233

                                     GRADALL INDUSTRIES, INC.

                                     By /s/ David T. Shelby
                                        -------------------------------------
                                     Title President
                                     FEIN 36-3381606

                                     GRADALL INVESTMENT COMPANY

                                     By  /s/ Jack D. Rutherford
                                        -------------------------------------
                                     Title President
                                     FEIN 36-3487381

                                     HELLER FINANCIAL, INC.

                                     By /s/ Richard E. Peller
                                        -------------------------------------
                                     Title Senior Vice President

                                     Revolving Loan Commitment:
                                     $22,000,000

                                     Term Loan Commitment:
                                     $10,000,000